Exhibit 10.11

COLUMBIA TECH CENTER
LEASE
BY AND BETWEEN
COLUMBIA TECH CENTER, L.L.C.,
a Washington limited liability company
AND
ABSCI CORPORATION,
a Delaware corporation

Table of Contents

1.	Basic Lease Terms.	1
2.	Delivery of Possession and Commencement; Landlord’s Work; Tenant Improvements.	4
3.	Lease Term; Early Entry.	6
4.	Rent Payment.	6
5.	Security Deposit; Letter of Credit.	6
6.	Use of the Premises; Hazardous Substances.	8
7.	Utility Charges; Building Maintenance and Repairs.	12
8.	Taxes and Operating Expenses.	14
9.	Parking and Storage Areas.	16
10.	Indemnification.	17
11.	Insurance; Waiver of Subrogation.	17
12.	Property Damage.	18
13.	Condemnation.	19
14.	Assignment, Subletting and Other Transfers.	19
15.	Tenant Default.	20
16.	Landlord Default.	22
17.	Surrender at Expiration or Termination.	22
18.	Mortgage or Sale by Landlord; Estoppel Certificates.	23
19.	Liens.	23
20.	Attorneys’ Fees; Waiver of Jury Trial.	23
21.	Limitation on Liability; Transfer by Landlord.	23
22.	Real Estate Brokers; Finders.	24
23.	Other.	24
24.	Special Provisions.	27

LEASE
For valuable consideration, Landlord and Tenant hereby covenant and agree as follows:
1.    Basic Lease Terms.
1.1.    Effective Date of Lease. Notwithstanding any provision to the contrary contained herein, the provisions of this Lease shall be effective on that date as of which both Landlord and Tenant have executed this Lease as shown next to the respective signatures below (the “Effective Date”).
1.2.    Landlord. Columbia Tech Center, L.L.C., a Washington limited liability company (“Landlord”).

Address for Payment of Rent:	Columbia Tech Center, L.L.C.
Unit 37 - ctc685 abscicor
P.O. Box
4800 Portland, OR 97208-4800
(The unit number must be listed on a separate line from the PO Box.)

Address For Notices:	Columbia Tech Center, L.L.C.
Attn: R/E Counsel — ctc685 abscicor
15350 S.W. Sequoia Parkway, Suite 300
Portland, OR 97224

Additional Contact Information:	Telephone: (503) 624-6300
Facsimile: (503) 624-7755
1.3.    Tenant. AbSci Corporation, a Delaware corporation (“Tenant”).

Trade Name:	None.

Address Before
Commencement Date:	AbSci Corporation 101 E. 6th Street, Suite 350 Vancouver, WA 98660

Address for Invoices
After Commencement Date:	AbSci Corporation 18105 S.E. Mill Plain Boulevard, Suite 100 Vancouver, WA 98683

Address for Notices
After Commencement Date:	AbSci Corporation 18105 S.E. Mill Plain Boulevard, Suite 100 Vancouver, WA 98683

Additional Contact Information:	Telephone: (360)949-1041

Taxpayer ID Number:	85-3383487

1.4.    Building. The approximately 77,974 square foot building shown on the attached Exhibit A (the “Building”), also known as Building 685.
1.5.    Premises; Premises Area. Suite 100 of the Building located at the address commonly known as 18105 S.E. Mill Plain Boulevard, Vancouver, Washington 98683 as generally shown on the attached Exhibit B (the “Premises”). The Premises shall consist of approximately 61,607 square feet of office, laboratory and warehouse space (the “Premises Area”).
1.6.    Outside Area. All areas and facilities within the Park (as defined below) not appropriated to the exclusive occupancy of tenants, including all non-reserved vehicle parking areas, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs,

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service delivery facilities, truck maneuvering areas, trash disposal facilities, common storage areas, common utility facilities and all other areas for non-exclusive use (the “Outside Area”). Landlord reserves the right to change, reconfigure or rearrange the Outside Area and to do such other acts in and to the Outside Area as Landlord deems necessary or desirable; provided, however, that any such change, reconfiguration or rearrangement shall not materially and adversely affect Tenant’s access to or from the Premises, cause Tenant to be in violation of Applicable Laws, or Tenant’s parking rights under this Lease.
1.7.    Park. The project in which the Premises and Building are located (and which includes the Premises and Building) is commonly known as Columbia Tech Center (the “Park”), as shown on Exhibit A. The Park is subject to those certain Covenants, Conditions and Restrictions for Columbia Tech Center more particularly described in Paragraph 1.13 below.
1.8.    Permitted Use. Tenant shall use the Premises only for general office, laboratory, manufacturing, research and development, and warehouse use, including but not limited to research and development and manufacturing of biopharmaceuticals, biotherapeutics, biotechnology, biomedical technology, bioprocessing technology, and biomanufacturing technology and operation of biomanufacturing, biochemical and chemical laboratories (the “Permitted Use”).
1.9.    Lease Term.
1.9.1.    Commencement Date. The date as of which Landlord delivers the Premises to Tenant pursuant to Paragraph 2.2, which date is estimated to be December 14, 2020 (the “Commencement Date”). Landlord shall deliver the Premises to Tenant within two (2) business days after Tenant’s delivery to Landlord of an insurance certificate evidencing required coverages and the Letter of Credit.
1.9.2.    Rent Commencement Date. Tenant shall commence payment of Base Rent on the earlier of (i) substantial completion of the Tenant Improvements (as defined in Paragraph 2.3) or (ii) April 1, 2021 (the “Rent Commencement Date”).
1.9.3.    Expiration Date. The Lease Term shall expire approximately sixty-one (61) full calendar months following the Rent Commencement Date (the “Expiration Date”), subject to Paragraph(s) 1.10.2 and 24.1.
1.9.4.    Initial Term. The “Initial Term” shall be for the period between the Commencement Date and the Rent Commencement Date and sixty-one (61) full calendar months plus any First Partial Month following the Rent Commencement Date.
1.10.    Base Rent. Subject to Paragraphs 1.10.2 and 4.1, monthly payments of base rent (“Base Rent”) from and after the Rent Commencement Date shall be according to the following schedule:

Period of Time	Monthly Base Rent
Month 1:	$0.00
Months 2 through 12:	$110,379.21
Months 13 through 24:	$113,690.58
Months 25 through 36:	$117,101.30
Months 37 through 48:	$120,614.34
Months 49 through 60:	$124,232.77
Month 61:	$127,959.75
1.10.1.    Base Rent for First Partial Month. If the Rent Commencement Date does not occur on the first day of a month (such month being referred to herein as the “First Partial Month”), Tenant shall pay Base Rent for the First Partial Month equal to One Hundred Ten Thousand Three Hundred Seventy-Nine and 21/100 Dollars ($110,379.21), prorated to reflect the number of days during the First Partial Month.
1.10.2.    Actual Dates and Monthly Base Rent Schedule. Upon determination of the Commencement Date and the Rent Commencement Datex Landlord and Tenant shall execute and deliver a Confirmation of Commencement Date Letter”. Such Confirmation of Commencement Date Letter shall establish and confirm the actual Commencement Date, Rent Commencement Date, Expiration Date and the dates for the monthly Base Rent schedule set forth in Paragraphs 1.9 and 1.10, respectively, of this Lease. Tenant shall execute and deliver the Confirmation of Commencement Date Letter to Landlord within fifteen (15) days following receipt of written request from Landlord. The Confirmation of Commencement Date Letter shall

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thereupon modify and be incorporated into this Lease. Notwithstanding Paragraph 23.7 of this Lease, Landlord may deliver the Confirmation of Commencement Date Letter to Tenant by regular U.S. Mail.
1.10.3.    Abated Base Rent; Rights Personal to Tenant. This Lease provides for one (1) full calendar month of “free” rent in the amount of One Hundred Ten Thousand Three Hundred Seventy-Nine and 21/100 Dollars ($110,379.21) for the first full calendar month following the Rent Commencement Date (hereinafter referred to as the “Abated Base Rent”). In the event of termination of this Lease due to a default by Tenant of any of the terms hereof, the unamortized portion of the Abated Base Rent (amortized over the Initial Term on a straight line basis without interest) shall immediately become due and payable and this Lease shall be enforced as if there were no such rent abatement or other rent concessions. Tenant’s right to the Abated Base Rent is personal to AbSci, LLC (“AbSci”) and may not be assigned or otherwise transferred by AbSci in connection with any assignment of this Lease other than an assignment in connection with a Permitted Transfer or a sublease of all or part of the Premises occurring after the Initial Term of this Lease, and Tenant’s right to the Abated Base Rent may not be exercised by anyone other than AbSci or the transferee in connection with an assignment pursuant to a Permitted Transfer or such a sublease. Other than an assignment pursuant to a Permitted Transfer or such a sublease, any attempted assignment of Tenant’s rights in this Paragraph 1.10.3 shall be of no effect and shall terminate these rights as of the effective date of the assignment or other transfer.
1.11.    Security Deposit. None However, Tenant shall provide a Letter of Credit in accordance with Paragraph 5.2.
1.12.    Tenant’s Proportionate Shares. Subject to Paragraph 8.2, (i) Tenant’s initial proportionate share for Taxes (as defined in Paragraph 8.3) is 79.01%, and (ii) Tenant’s initial proportionate share for Operating Expenses (as defined in Paragraph 8.4) is 79.01%.
1.13.    CC&Rs. For purposes of this Lease, the term “CC&Rs” shall mean, collectively, the following documents, all of which are recorded in the official records of Clark County, Washington: (i) Master Declaration of Protective Covenants, Conditions, Restrictions and Easements for Columbia Tech Center by Columbia Tech Center, L.L.C., a Washington limited liability company (for purposes of this Paragraph 1.13 only, “CTC”) and Reed Abney Revard, L.L.C., a Washington limited liability company, recorded on January 17, 1997 as Instrument No. 9701170005 as amended by (A) Amendment to Master Declaration of Protective Covenants, Conditions, Restrictions and Easements for Columbia Tech Center by Columbia Tech Center Master Association, a Washington nonprofit corporation (the “Association”), recorded on August 13, 2002 as Instrument No. 3500189, (B) Second Amendment to Master Declaration of Protective Covenants, Conditions, Restrictions and Easements for Columbia Tech Center by the Association, recorded on August 13, 2002 as Instrument No. 3500390, and (C) Third Amendment to Master Declaration of Protective Covenants, Conditions, Restrictions and Easements for Columbia Tech Center by the Association, recorded on November 22, 2004 as Instrument No. 3910991), collectively, the “Master Covenants”); and (ii) that certain Development Agreement by and between CTC and the City of Vancouver, Washington, a Washington municipal corporation (the “City”), recorded on April 3, 2001 as Instrument No. 3305320 (as amended by (A) Addendum to Columbia Tech Center Development Agreement by CTC, Clark Community College District No. 14 Foundation, a Washington nonprofit corporation and the City, recorded on March 26, 2003 as Instrument No. 3608344, (B) Second Addendum to Columbia Tech Center Development Agreement by CTC and the City, recorded on July 2, 2003 as Instrument No. 3667929, (C) Third Addendum to Columbia Tech Center Development Agreement by CTC and the City, recorded on July 15, 2005 as Instrument No. 4017454, (D) Fourth Addendum to Columbia Tech Center Development Agreement by CTC and the City, recorded on April 25, 2016 as Instrument No. 5277173), and (E) Fifth Addendum to Columbia Tech Center Development Agreement by CTC and the City recorded on January 22, 2018 as Instrument No. 5497449, collectively, the “Development Agreement”), as such CC&Rs may be amended and/or supplemented from time to time.
1.14.    Landlord’s Work. Those improvements to the Premises to be constructed by Landlord pursuant to Paragraph 2.2 below (“Landlord’s Work”).
1.15.    Guarantor(s). None.
This lease (this “Lease”) is entered into by Landlord and Tenant as of the Effective Date set forth in the Basic Lease Terms.

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2.    Delivery of Possession and Commencement; Landlord’s Work; Tenant Improvements.
2.1.    Delivery. Landlord shall deliver the Premises to Tenant within two (2) business days after Tenant’s delivery to Landlord of an insurance certificate evidencing required coverages and the Letter of Credit.
2.2.    Landlord’s Work; As-ls. The Premises shall be delivered to Tenant prior to Landlord’s Work as set forth in the attached Exhibits C-1 and C-2 (as used herein, “Landlord’s Work”) being substantially completed; specifically, the Landlord’s Work identified on Exhibit C-3 (the “Concurrent Landlord’s Work”) is not expected to be substantially completed at the time of delivery. All other Landlord’s Work is substantially completed as of the Effective Date of this Lease. The Concurrent Landlord’s Work shall be completed not later than February 1, 2021, subject to any delays caused by Tenant or its employees, agents or contractors and any delays beyond Landlord’s reasonable control; in no event shall the Rent Commencement Date occur before the Concurrent Landlord’s Work is substantially complete. Landlord and Tenant shall cooperate and coordinate in good faith to complete the Landlord’s Work and Tenant’s Improvements efficiently and with the objective of allowing Tenant to commence operations in the Premises as soon as possible. Tenant hereby acknowledges that Tenant has inspected the Premises and, subject to the performance of Landlord’s Work, agrees to accept the same “AS IS” and in their condition following the completion of Landlord’s Work, and without any representation or warranty by or from Landlord as to the condition of the Premises, the habitability of the Premises, the fitness of the Premises for the Permitted Use and/or the conduct of Tenant’s business in the Premises, or the zoning of the Premises. Following the completion of Landlord’s Work, the parties shall complete a joint inspection of the Landlord’s Work and document any deficiencies in the Landlord’s Work in a punchlist. The existence of any “punchlist” type items shall not postpone the timelines set forth in this Lease, but Landlord shall resolve any such items as soon as reasonably practicable.
2.2.1.    Landlord has agreed to construct Landlord’s Work without additional charge to Tenant. However, if Tenant requests any changes with respect to Landlord’s Work as set forth in Exhibits C-1 and C-2 all additional costs incurred or to be incurred in connection with such changes must be paid to Landlord in full in immediately available funds by Tenant, and such payments must be made by Tenant within ten (10) days following Landlord’s written request therefor.
2.3.    Tenant Improvements. Tenant shall make certain alterations, additions or improvements to the Premises in accordance with plans and specifications to be reviewed and approved by Landlord as set forth in Paragraph 6.5 and this Paragraph 2.3 (as used herein, the “Tenant Improvements”), at its sole cost and expense (subject to the Tl Allowance described below in Paragraph 2.3.1). Landlord may, but shall not be required to, supervise such Tenant Improvements at no cost to Tenant and shall have full access to the Premises in connection with such supervision following notice to Tenant in accordance with Paragraph 23.7 below, provided that Landlord shall coordinate any such access with Tenant in advance to minimize adverse impacts on Tenant’s construction activities in and about the Premises. Prior to commencing construction of any Tenant Improvements, Tenant shall provide a copy of Tenant’s preliminary plans and specifications for the Tenant Improvements (collectively, “Tenant’s Preliminary Plans”) to Landlord for Landlord’s review and approval. The Tenant’s Preliminary Plans shall comply with the Standard Specifications for Tenant Spaces as set forth in Exhibit D attached hereto. Landlord shall, within ten (10) days after receipt thereof, either provide comments to or approve Tenant’s Preliminary Plans; provided, however, that Landlord shall not withhold approval to the Tenant’s Preliminary Plans to the extent that they are consistent with Exhibit D, the space plan attached as Exhibit C-4 (“Space Plan”), and Exhibit C-5 in all material respects. If Landlord does not respond within ten (10) days after Landlord’s receipt of Tenant’s Preliminary Plans with either Landlord’s approval of such plans or reasons for disapproval of such plans, Tenant may send Landlord a reminder notice, and if Landlord has still not responded within five (5) business days after its receipt of such reminder notice, then Landlord shall be deemed to have approved Tenant’s Preliminary Plans. If Landlord provides Tenant with comments to Tenant’s Preliminary Plans, Tenant shall provide revised Tenant’s Preliminary Plans to Landlord incorporating Landlord’s comments. Landlord shall either provide comments to such revised Tenant’s Preliminary Plans within five (5) business days or approve them. The process described above shall be repeated, if necessary, until Tenant’s Preliminary Plans for the Tenant Improvements have been finally approved by Tenant and Landlord (upon such approval, the “Tenant’s Final Plans”). In the event Landlord reviews multiple drafts of the Tenant’s Preliminary Plans, Landlord shall not withhold approval in subsequent drafts to aspects of the Tenant’s Preliminary Plans regarding which Landlord did not comment in the immediately preceding draft. Tenant

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agrees that it shall not commence construction of the Tenant Improvements or any portion thereof until Tenant’s Final Plans have been finally approved by Landlord. Landlord approves Bremik Construction as Tenant’s contractor for construction of the Tenant Improvements.
2.3.1.    Tl Allowance.
(i)    Provided Tenant is not in default under this Lease beyond any applicable cure periods (or if Tenant is then in default, upon Tenant’s cure of any such default) and subject to the provisions of this Paragraph 2.3.1, Landlord will pay Tenant an improvement allowance of up to Two Million Four Hundred Sixty-Four Thousand Two Hundred Eighty and No/100 Dollars ($2,464,280.00) to contribute toward the payment of the actual, out-of-pocket costs incurred by Tenant for any hard and soft costs associated with the Tenant Improvements (collectively, the “Costs”), including space planning, construction drawings, permitting and construction costs to construct such Tenant Improvements to the Premises (the “Tl Allowance”), disbursed in a series of disbursements (the “Interim Disbursements”), not more frequently than once per month, to reimburse Tenant for amounts paid by Tenant for the Costs of the Tenant Improvements; provided, however, that Landlord will not be required to disburse more than ninety-five percent (95%) of the Tl Allowance prior to completion of the Tenant Improvements. Interim Disbursements will be made by Landlord based on receipt by Landlord of a written request to reimburse Costs previously paid and shall be paid by Landlord within thirty (30) days after: (A) Tenant has paid for those sums, costs and expenses due for, or purporting to be due for, that portion of work, labor, services, materials, supplies or equipment furnished or claimed to be furnished to or for, or in connection with, the completed portion of the Tenant Improvements, has obtained conditional lien waivers from all contractors and materialmen with contracts for amounts in excess of Twenty Five Thousand Dollars ($25,000.00) (“Major Contractors”), and has provided Landlord with copies of such paid invoices and lien waivers from all Major Contractors; and (B) Tenant has provided Landlord with copies of invoices and/or receipts evidencing the amount to be reimbursed up to the full amount of the relevant Interim Disbursement.
(ii)    Upon completion by Tenant of all of the Tenant Improvements in accordance with Tenant’s Final Plans and all Applicable Laws and all permit requirements and otherwise in compliance with all provisions of Paragraph 6.5, Landlord shall pay to Tenant the remaining portion of the Tl Allowance not previously paid to Tenant; such remaining portion of the Tl Allowance shall be paid by Landlord within thirty (30) days after: (A) Tenant has paid for all sums, costs and expenses due for, or purporting to be due for, any work, labor, services, materials, supplies or equipment furnished or claimed to be furnished to or for, or in connection with, the Tenant Improvements, has obtained unconditional lien waivers from all parties providing such work, labor, services, materials, supplies, or equipment, and has provided Landlord with copies of such paid invoices and lien waivers; (B) Tenant has provided Landlord with copies of invoices and/or receipts evidencing the amount to be reimbursed up to the full amount of the remaining portion of the Tl Allowance not previously paid to Tenant; (C) Tenant has provided Landlord with all the following project closeout documentation: (aa) as-built drawings in both AutoCAD and pdf format to include architectural, structural, civil, landscape, HVAC, plumbing, electrical, fire sprinkler, and fire alarm; (bb) operations and maintenance manuals; (cc) any general contractor and subcontractor warranty letters, and (dd) a contractor list with all applicable general contractor and subcontractor names and contact information; and (D) Tenant has opened for business for the Permitted Use in substantially the entire Premises.
2.3.2.    Landlord’s payment to Tenant hereunder on account of the Tenant Improvements shall not be deemed Landlord’s approval or acceptance of any portion of the work furnished or materials supplied as set forth in Tenant’s payment request. Notwithstanding any provision to the contrary set forth herein, to the extent Tenant has not submitted to Landlord all required information and documentation for any costs for which the Tl Allowance may be used as reimbursement on or prior to the first anniversary of the Commencement Date of this Lease, Tenant’s right to receive any so unclaimed portion of the Tl Allowance shall terminate, the provisions of Paragraph 2.3.1 shall be of no further force or effect and Landlord shall have no further obligations whatsoever under Paragraph 2.3.1. Except for Landlord’s obligation to pay the Tl Allowance as provided herein, all costs of all Tenant Improvements shall be borne by Tenant.
2.3.3.    Subject to Paragraph 2.3, Tenant shall have the right to install as part of the Tenant Improvements, (a) a security system including video monitoring equipment and alarms, provided that any video monitoring equipment shall be located within and only with a view of the Premises and/or access doors leading from common areas into the Premises; and (b) an access control system using keycards, which may be (but is not required to be) integrated into the base Building access card system at Tenant’s cost. Notwithstanding anything to the

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contrary herein, Tenant shall remove its security and access control systems upon termination of this Lease and restore all damage caused thereby.
2.3.4.    Landlord acknowledges and agrees that Tenant shall have the right to, as part of the Tenant Improvements, subject to Landlord’s review and approval of plans and specifications pursuant to Paragraph 2.3 above, perform certain improvements outside the Premises, including but not limited to installation of the Generator, installation of the Rooftop Equipment, construction of a loading area as shown on the Space Plan, and landscaping, hardscaping, and other improvements in the common area courtyard serving the Building as shown on the Space Plan.
3.    Lease Term; Early Entry.
The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date (the “Lease Term”). If Tenant enters the Premises prior to the Commencement Date with Landlord’s prior written consent (“Early Entry”), the Expiration Date shall be unchanged by such Early Entry. All provisions of this Lease shall be in effect from the date of Early Entry; however, Base Rent, Operating Expenses and Taxes shall be abated until the Rent Commencement Date. Tenant shall be responsible for the costs of all utilities from the date of such Early Entry.
4.    Rent Payment.
4.1.    Base Rent; Additional Rent. During the Lease Term, Tenant shall pay to Landlord the Base Rent for the Premises set forth in the Basic Lease Terms and all amounts other than Base Rent that this Lease requires (“Additional Rent”) without demand, deduction or offset, except as otherwise specifically provided in this Lease. Payment shall be made in U.S. currency by checks payable to Landlord and mailed to the address for rent payments as set forth above or as otherwise may be designated in writing by Landlord. Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay the Base Rent for the first full month of the Lease Term for which Base Rent is due in the amount of One Hundred Ten Thousand Three Hundred Seventy-Nine and 21/100 Dollars ($110,379.21). In the event of a First Partial Month, Tenant shall pay Base Rent for such First Partial Month, calculated pursuant to Paragraph 1.10.1, within five (5) days following receipt of Landlord’s invoice therefor. Thereafter, Base Rent and Additional Rent shall be payable in advance on the first day of each month during the Lease Term without demand. Base Rent and Additional Rent for any partial month during the Lease Term shall be prorated to reflect the number of days during the relevant month. Payment by Tenant or receipt by Landlord of any amount less than the full Base Rent or Additional Rent due from Tenant, or any disbursement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rental or pursue any other remedy provided in this Lease.
4.2.    Lockbox Payments. If Landlord directs Tenant to pay Base Rent, Additional Rent or other charges under this Lease to a “lockbox” or other depository whereby checks issued in payment of such items are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority) then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until five (5) days after the date on which Landlord shall have actually received such funds, (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said five (5)-day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant and (iii) Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction. Nothing in this Paragraph 4.2 shall require Tenant to pay Base Rent or Additional Rent prior to the first day of the month as set forth in Paragraph 4.1 above and the date upon which the funds are received by the “lockbox” shall be the date upon which Landlord receives the funds for the purposes of determining whether Tenant is in default under Paragraph 15.1.1(i) or whether interest or late fees are due pursuant to Paragraph 23.2 hereof. Landlord or Landlord’s bank may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity. Landlord may change the “lockbox” address at any time during the Lease Term by providing Tenant with fifteen (15) days prior written notice.
5.    Security Deposit; Letter of Credit.
5.1.    Security Deposit. No security deposit is required in connection with this Lease, and Tenant has not deposited any amounts as a security deposit with Landlord.

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5.2.    Letter of Credit.
5.2.1.    Description. To secure performance by Tenant under this Lease, Tenant agrees to provide to Landlord, within three (3) business days of the Effective Date of this Lease, an irrevocable standby letter of credit issued by Western Alliance Bank. The letter of credit shall be substantially in the form attached as Exhibit H. If a renewal or replacement letter of credit is required hereunder, Tenant shall provide such renewal or replacement letter of credit in the same form. The letter of credit required hereunder from time to time is referred to as the “Letter of Credit”. Tenant shall cause the Letter of Credit to meet the following requirements.
(i)    Term. The term of the Letter of Credit shall not have a final expiration date (e.g., without any further automatic renewal) earlier than the Expiration Date of this Lease.
(ii)    Amount. The amount of the Letter of Credit shall be One Million and No/100 Dollars ($1,000,000.00).
(iii)    Draws. The Letter of Credit shall expressly allow for Landlord to draw all or any part of the amount of the Letter of Credit. The Letter of Credit shall state that Landlord may draw the same at the office of the issuing bank located in Portland, Oregon, and shall specify the address of the same.
(iv)    Assignment. The Letter of Credit shall specifically allow for assignment by Landlord of the Letter of Credit or its proceeds, absolutely or for security purposes, without payment of any fee or other conditions.
(v)    Payment. The Letter of Credit shall state that Landlord shall have the right to draw the full amount of the Letter of Credit or any part of such amount, and that such amount shall be immediately paid to Landlord, upon presentation by Landlord to the issuing bank of a letter from Landlord stating that Landlord is authorized under this Lease to draw such amount. No other or further condition to payment shall be stated in the Letter of Credit nor shall apply to the Letter of Credit.
(vi)    Issuer. The Letter of Credit shall be issued by a bank reasonably acceptable to Landlord. Tenant shall obtain the prior written approval of Landlord with respect to the issuer.
5.2.2.    Right to Draw Funds. Landlord shall have the right to draw upon the Letter of Credit if a default occurs under this Lease beyond applicable notice and cure periods to pay amounts owed by Tenant under this Lease, including but not limited to amounts necessary to cure such default, and to compensate Landlord for damages arising from or related to such default. Landlord shall also have the right to draw upon the Letter of Credit in the event a failure by Tenant occurs which would constitute a default after Landlord gives to Tenant notice of such failure and/or a time period to cure such failure expires, but, by reason of Tenant being or becoming a debtor in a bankruptcy proceeding, (a) Landlord is unable to give such notice, or (b) the cure period will expire after Tenant becomes a debtor in such bankruptcy proceeding.
5.2.3.    Proceeds. In the event funds represented by the Letter of Credit are paid to Landlord, Landlord shall have the right to use such proceeds to correct any default by Tenant and/or to compensate Landlord for any damages related to such default; any remaining proceeds shall be promptly released to Tenant. Tenant shall immediately provide a replacement Letter of Credit in the amount drawn under the Letter of Credit. Tenant shall have no right to direct the application of any proceeds of any Letter of Credit. No drawing of the Letter of Credit nor application of any proceeds drawn, and no acceptance of a replacement Letter of Credit, shall be a waiver of any event of default by Tenant nor a waiver of any other right or remedy of Landlord.
5.2.4.    Letter of Credit Failures. The following events shall each be a default not subject to any notice, grace, or cure provisions of this Lease, except as expressly set forth in this Paragraph 5.2.4. If any such default occurs, Landlord shall be entitled, without waiver of the default or of other rights or remedies, following twenty-four (24) hours’ notice to Tenant, to exercise all remedies for such default, including the right to draw upon any Letter of Credit immediately. Tenant shall, within five (5) days of any such draw, provide a replacement Letter of Credit. Such defaults are:
(i)    The bank issuing the Letter of Credit becomes insolvent, closes, is placed under regulatory supervision, or receives a lower rating than is the case at the time Landlord approves such bank as the issuer.

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(ii)    Tenant fails to deliver the Letter of Credit or any renewal or replacement Letter of Credit as and when required.
(iii)    Tenant delivers any Letter of Credit which does not conform strictly to the requirements of this Lease.
(iv)    In the event Landlord separately consents to a Letter of Credit with an expiry earlier than that otherwise required hereunder, such Letter of Credit shall provide that the same shall automatically renew for one year periods until at least the expiry required hereunder unless the bank gives written notice of nonrenewal at least sixty (60) days prior to an annual renewal date; in the event the bank gives such notice of nonrenewal, the same shall be a default hereunder.
(v)    In the event Landlord separately consents to a Letter of Credit with an expiry as otherwise required hereunder but which states that notice of early expiration of the Letter of Credit may be given, then such Letter of Credit shall require at least sixty (60) days’ prior written notice to Landlord of early expiration, which notice shall be effective only upon an anniversary of the issuance date of the Letter of Credit, which anniversary must occur on or after the sixtieth day following the giving of such notice of early expiration. If any such notice of early expiration shall be given by the bank, the same shall be a default hereunder.
6.    Use of the Premises; Hazardous Substances.
6.1.    Permitted Use. The Premises shall be used for the Permitted Use set forth in the Basic Lease Terms and for no other purpose without Landlord’s prior written consent which may be withheld in Landlord’s sole and absolute discretion.
6.2.    Compliance with Applicable Laws and Requirements. In connection with its use, Tenant (i) shall at its expense comply with the CC&Rs, all applicable laws, ordinances, regulations, codes and orders of any governmental or other public authority including without limitation, any and all Environmental Laws as defined in Paragraph 6.6.7 and the Americans with Disabilities Act of 1990 (collectively, together with any supplements or modifications thereto, “Applicable Laws”), and also including, without limitation, those requiring alteration of the Premises because of Tenant’s specific use (as opposed to general office use) or required pursuant to Paragraph 6.6; (ii) shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; (iii) shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that shall increase Landlord’s fire insurance rates for the Premises, the Building or the Park; (iv) shall not invalidate or impair any roof warranty; (v) shall not overload the walls, ceilings floors or electrical circuits of the Premises or Building; (vi) shall not permit anything to be done in the Premises or elsewhere in the Building or the Park in any manner that causes injury to the Premises, the Building or the Park or any equipment, facilities or systems therein; and (vii) shall not allow any pets or animals on the Premises, except for dogs and service animals (subject to Paragraph 6.2.1). Tenant, at Tenant’s sole cost and expense, shall obtain and maintain any and all permits and licenses required in order for Tenant to operate the Permitted Use in the Premises. Tenant shall not install any machinery or equipment which may exceed the Maximum Floor Load of the Premises without Landlord’s prior written consent; without limiting the foregoing, such consent may be conditioned upon Tenant retaining at Tenant’s sole cost and expense a qualified engineer or architect selected by Landlord whose opinion shall control regarding floor loads. Allowable ground floor load (the “Maximum Floor Load) is five hundred (500) pounds per square foot; installation of machinery or equipment having a floor load less than the Maximum Floor Load shall not require Landlord’s consent.
6.2.1.    Dogs are permitted in the Premises and common areas only if on a leash, currently licensed and fully inoculated as required by law. Dogs that engage in any threatening behavior, either to persons or other dogs, may be excluded from the Building and/or Park. All damage caused by any dog will be the responsibility of the Tenant. Tenant will make best efforts to ensure that its employees’ dogs do not deposit any waste in or around the Building or Outside Area. Landlord reserves the right to exclude any dog from the Building.
6.3.    Storage. Without limiting the foregoing and subject to Paragraph 6.5, Tenant, at Tenant’s sole cost and expense, shall make such alterations and additions to the Premises and the Building required due to Tenant’s racking configuration and storage of products within the Premises. Such alterations and additions to the Premises may be required for compliance with applicable building and fire codes, and may include, without limitation, installation of fire rated separation walls, fire sprinkler system upgrades, racking sprinklers, smoke vents, curtain boards, small hose stations, seismic bracing for storage racking and firefighter entrances.

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6.4.    Signage. Landlord shall, at its sole cost and expense, provide Building standard directory and suite signage. Tenant, at Tenant’s sole cost and expense, may install exterior signage on the Building in the locations shown on the Space Plan and Exhibit C-5 (or other locations agreed to by Landlord and Tenant in writing) and as generally shown on Exhibit C-5. Tenant shall not erect any other exterior signage without Landlord’s prior written consent; provided, however, that Landlord shall not unreasonably withhold consent to a substantially similar replacement sign in the event that Tenant’s name, wordmark, or branding changes. All signage and the installation and maintenance thereof shall comply with all Applicable Laws, the CC&Rs and Landlord’s then current signage criteria for the Building and/or Park. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed, at Tenant’s sole cost and expense, upon expiration or earlier termination of this Lease with the sign location restored to its former state.
6.5.    Alterations. Other than the Tenant Improvements, Tenant shall make no further alterations, additions or improvements (sometimes referred to in this Paragraph collectively as “Alterations”) to the Premises without Landlord’s prior written consent as provided herein and without a valid building permit issued by the appropriate governmental agency. Tenant shall submit to Landlord, for Landlord’s written approval, a written description of the Alterations that Tenant proposes to perform, all applications for permits for such Alterations, detailed plans and specifications for Alterations constituting Major Alterations, and such other information regarding the intended Alterations as Landlord may reasonably require, and no request for Landlord’s consent to Alterations shall be deemed complete until such information is delivered. To the extent that any alterations, additions or improvements to the Premises constitute “Major Alterations” (as defined below), Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord’s consent to any alterations, additions or improvements to the Premises other than Major Alterations shall not be unreasonably withheld, conditioned or delayed. As used herein, “Major Alterations” shall mean any alterations, additions or improvements (i) which are visible from outside the Premises and/or Building (including design and aesthetic changes), and/or (ii) to the exterior of the Building, the roof of the Building, the heating, ventilation and/or air conditioning systems serving the Premises, the fire sprinkler, plumbing, electrical, mechanical and/or any other systems serving the Premises, any interior, load-bearing walls, the foundation and/or the slab of the Building. Tenant shall notify Landlord in writing at least fifteen (15) days prior to commencement of any work to enable Landlord to post a Notice of Non-Responsibility or other notice deemed proper before the commencement of work. Any and all such alterations, additions or improvements shall comply with all Applicable Laws including, without limitation, obtaining any required permits or other governmental approvals. In addition, all Alterations shall be performed only by licensed contractors and subcontractors and shall be performed in strict compliance with all permits, any plans and specifications approved by Landlord, and all conditions to Landlord’s approval. Tenant shall cause its contractors and subcontractors to maintain insurance reasonably acceptable to Landlord. Upon termination of this Lease, any alterations, additions and improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) made by Tenant shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or unless at the time of the applicable consent Landlord requests that part or all of the additions, alterations or improvements be removed. In such case, Tenant, at its sole cost and expense, shall promptly remove the specified additions, alterations or improvements and shall fully repair and restore the relevant portion(s) of the Premises to the condition in which Tenant is otherwise required to surrender the Premises under Paragraph 17.1. Notwithstanding the foregoing or anything in this Lease to the contrary, with respect to the Tenant Improvements and subsequent Alterations (unless Landlord’s applicable consent provides otherwise), Tenant shall only be required to remove alterations, additions and improvements that are not consistent with general office use (including, without limitation, laboratory related alterations, additions and improvements and restore the applicable portions of the Premises to their original condition upon termination of this Lease.
6.5.1.    Notwithstanding anything herein to the contrary, Tenant shall have the right to make interior, non-structural Alterations not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate without Landlord’s consent; provided, however, that Tenant shall give Landlord written notice (including a detailed description) of any such Alterations at least thirty (30) days prior to the commencement of construction thereof to allow Landlord to elect under Paragraph 6.5 whether such Alterations will be required to be removed upon the expiration or earlier termination of this Lease.

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6.5.2.    Electrical Upgrade. Subject to Paragraphs 6.5 and 24.6.2, Tenant shall have the right to (a) upgrade the electrical capacity of the Premises and Building to accommodate Tenant’s activities in the Premises, at Tenant’s sole cost and expense, by installing a new 1200A switchgear in the southwest electrical room; and (b) install standby power switches in the southwest electrical room.
6.5.3.    Cabling. Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord as provided in Paragraph 6.5. Any installation of Cabling shall be performed pursuant to Paragraph 6.5, shall meet the requirements of the National Electrical Code (as may be amended from time to time), and shall comply with all Applicable Laws. On or prior to the expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all Cabling so installed by or on behalf of Tenant unless Landlord, in its sole and absolute discretion, elects in writing to waive this requirement (which election shall be made, at Tenant’s request, at the time of installation). Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all Applicable Laws. Installation of Cabling shall not constitute a Major Alteration. In connection with an approved Cabling installation, Tenant, any Tenant Parties and/or Tenant’s telecommunications provider shall, at no additional cost to Tenant, be permitted nonexclusive access to the Building’s riser system or alternative space in the Building (which alternative space shall be reasonably acceptable to Tenant and its telecommunications provider).
6.5.4.    Reception Desk. Tenant shall have the right, at its sole risk, to place and staff a reception desk (including a free-standing desk reasonably approved by Landlord, computer and telephone equipment, and a sign reasonably acceptable to Landlord) in the west lobby of the Building. Tenant acknowledges that the west lobby is a common area and not for Tenant’s exclusive use, Landlord shall have no duty to safeguard such personal property, and it is possible that a loss to such personal property could occur due to theft, damage, or otherwise, and that should any such loss occur, Tenant will not consider Landlord responsible for said loss nor will Tenant seek to recover damages from Landlord for said loss. Tenant shall remove its personal property from the west lobby area upon termination of this Lease and repair all damage caused thereby.
6.6.    Hazardous Substances.
6.6.1.    Use of Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances (as defined in Paragraph 6.6.7) to be spilled, leaked, disposed of or otherwise released on, under or about the Premises, the Outside Area or any other portion of the Park by Tenant, its employees, agents, contractors or invitees (each, a “Tenant Party”). Subject to the provisions of this Paragraph 6.6, (i) Tenant may use on the Premises only those Hazardous Substances necessary to satisfy Tenant’s reasonable needs in connection with the Permitted Use, and (ii) Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant’s reasonable needs in connection with the Permitted Use. Notwithstanding the foregoing, Tenant may use and store at the Premises small amounts of chlorinated solvents available for unregulated retail purchase (without any license, permit, approval or endorsement from any governmental entity) (a) only to the extent reasonably necessary to satisfy Tenant’s reasonable needs in connection with research and development and manufacturing of biopharmaceuticals, biotherapeutics, biotechnology, biomedical technology, bioprocessing technology, and biomanufacturing technology (the “R&D Use”); (b) only in quantities necessary to satisfy Tenant’s reasonable needs in connection with the R&D Use; and (c) provided that chlorinated solvents are only handled and used by trained scientific professionals utilizing due care in accordance with all Environmental Laws and industry standards applicable to the storage, handling, and use of Hazardous Substances in connection with the R&D Use. In addition to complying with Paragraph 6.2, Tenant shall exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises. Notwithstanding anything to the contrary herein, Tenant shall have the right to use the Hazardous Substances identified on the attached Exhibit E, provided that (i) Tenant may use on the Premises only those Hazardous Substances necessary to satisfy Tenant’s reasonable needs in connection with the Permitted Use, and (ii) Tenant may store such Hazardous Substances on the Premises, but only in quantities set forth on Exhibit E. Any use or storage of Hazardous Substances at the Premises shall be in compliance with all Applicable Laws, including but not limited to Environmental Laws.
6.6.2.    Notice of Release. Tenant shall notify Landlord, including delivery of notice by facsimile (in addition to delivery of notice as set forth in Paragraph 23.7), immediately upon becoming aware of the following: (i) any spill, leak, disposal or other release of any

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Hazardous Substances on, under or about the Premises, the Outside Area or any other portion of the Park that either Tenant or Landlord, or both, is required to report to any governmental agency; (ii) any notice or communication from a governmental agency or any other person relating to any Hazardous Substances on, under or about the Premises; or (iii) any violation of any Environmental Laws with respect to the Premises or Tenant’s activities on or in connection with the Premises.
6.6.3.    Spills and Releases. In the event of a spill, leak, disposal or other release of any Hazardous Substances on, under or about the Premises, the Outside Area or any other portion of the Park caused by Tenant or a Tenant Party, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance(s), (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is completely eliminated and all affected portions of the Premises, Outside Area and Park are returned to the condition that existed prior to the spill, leak, disposal or other release, all to Landlord’s satisfaction, and (iii) provide Landlord copies of all information and reports (if any) related to the Hazardous Substances and this event (regardless of whether Tenant deems the same privileged or confidential), including but not limited to all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.
6.6.4.    Investigations. If Landlord at any time during the Lease Term (including any holdover period) reasonably believes that Tenant or a Tenant Party is not complying with any of the requirements of this Paragraph 6.6, Landlord may require Tenant to furnish to Landlord, at Tenant’s sole expense and within thirty (30) days following Landlord’s request therefor, an environmental audit or any environmental assessment with respect to the matters of concern to Landlord. Such audit or assessment shall be prepared by a qualified consultant acceptable to Landlord.
6.6.5.    Tenant’s Indemnification. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises or any other portion of the Park, and the respective successors and assigns of each of them, for, from, against and regarding any and all claims, demands, liabilities, damages, fines, losses (including without limitation diminution in value and loss of use), costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Laws) and expenses (including without limitation attorneys’ fees and expert fees incurred in obtaining advice and incurred at and in preparation for discovery, including depositions, arbitration, trial, appeal, petition for review, administrative proceeding and any litigation or other proceedings in bankruptcy court including those involving issues unique to bankruptcy law) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on, under or about the Premises or the Park by Tenant or any other Tenant Party; provided, however, that Tenant shall have no liability for Hazardous Substances pre-existing the Commencement Date or brought onto the Premises, Building or Park by persons other than the Tenant Parties. Landlord’s rights under this Paragraph 6.6.5 are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this Lease or otherwise. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel satisfactory to Landlord upon Landlord’s demand. The obligation to indemnify, defend and hold harmless shall include, without limitation, (A) reasonable costs incurred in connection with investigation of site conditions, (B) reasonable costs of any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision with respect to Hazardous Substances, (C) diminution in value of the Premises and/or any other portion of the Park, (D) [omitted], (E) reasonable sums paid in settlement of claims, attorneys fees, consultant and laboratory fees and expert fees, and (F) the value of any loss of the use of the Premises or any other portion of the Park or any part thereof. Tenant’s obligations under this Paragraph 6.6.5 shall survive the expiration or termination of this Lease for any reason.
6.6.6.    Landlord’s Responsibility. If the Premises are or become contaminated by Hazardous Substances that are not brought to the Park, or spilled, leaked, released or disposed of, by Tenant or any Tenant Party, then Landlord shall take or cause to be taken all legally required steps to remediate the same without reimbursement from Tenant.

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6.6.7.    Definitions. The term “Environmental Laws” shall mean any and all federal, state, or local laws, statutes, rules, regulations, ordinances, or judicial or administrative decrees or orders relating to: (i) health, safety or environmental protection; (ii) the emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or (iii) the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of, or exposure to pollutants, contaminants or toxic or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”), as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date. The term “Hazardous Substance” (collectively, “Hazardous Substances”) shall mean: (A) any products, materials, solvents, elements, compounds, chemical mixtures, contaminants, pollutants, or other substances identified as toxic or hazardous under CERCLA or any other Environmental Laws; and (B) the following substances: PCBs, gasoline, kerosene or other petroleum products, toxic pesticides and herbicides, volatile and/or chlorinated solvents, materials containing asbestos or formaldehyde and radioactive materials.
7.    Utility Charges; Building Maintenance and Repairs.
7.1.    Utility Charges. Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the Lease Term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis and Tenant shall pay such charges to Landlord within ten (10) days following receipt by Tenant of Landlord’s statement for such charges. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord’s reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.
7.1.1.    Tenant understands that Landlord may be required under applicable law to obtain, input and disclose certain benchmarking data for the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager. Landlord may also elect to voluntarily obtain, input and disclose such data. Accordingly, within ten (10) days following written request therefor from Landlord (and thereafter as set forth below), Tenant will complete, execute and deliver to Landlord a data release authorization for each utility serving the Premises maintained in Tenant’s name or otherwise for the account of Tenant, in form and substance required by the relevant utility provider, permitting the relevant utility to disclose to Landlord Tenant’s monthly billing data, building square footage, occupancy type, operational characteristics and other information reasonably required for purposes of inputting the benchmarking data required by the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager (the “Data Release Authorization”). In addition, if Tenant’s name or entity changes, Tenant shall complete, execute and deliver to Landlord an additional Data Release Authorization within ten (10) days following receipt of written request therefor from Landlord, Tenant’s failure to comply with the provisions of this Paragraph 7.1.1 shall be a material default under this Lease if and only if Landlord is required under any Applicable Law to obtain, input, and disclose such information.
7.2.    Landlord’s Maintenance and Repairs.
7.2.1.    Costs Not Included In Operating Expenses. Landlord’s maintenance, repair and replacement obligations which are paid by Landlord and not reimbursed by Tenant are set forth in this Paragraph 7.2.1. Except for those repairs for which Tenant is responsible pursuant to any provisions of this Lease, Landlord, at its own cost and expense, shall be responsible only for (i) replacement of the structural portions of the roof, (ii) repair and replacement of the foundation of the Building and (iii) repair and replacement of the structural elements of the Building. The terms “roof and “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.
7.2.2.    Costs Included In Operating Expenses. Except for those repairs for which Tenant is responsible pursuant to any provisions of this Lease, Landlord is responsible for performing maintenance, repairs and replacements of (i) the exterior paved areas and curbs of the Outside Area of the parcel on which the Building is located (“Building Outside Area”), (ii) all landscaping of the Building and Outside Area, (iii) the exterior walls of the Building (including painting), gutters, downspouts and repairs and replacement of the roof membrane, (iv) sprinkler systems and main sewage line(s), (v) Building systems to the extent the same do not exclusively serve any tenant of the Building, and (vi) any other maintenance, repair or replacement items normally associated with the foregoing. Landlord shall also repair, maintain

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and replace the common areas of the Building (including, without limitation, the internal courtyard serving the Building) in good condition. The foregoing costs and expenses of such repair, replacement, maintenance and other such items shall be included as part of Operating Expenses and Tenant shall be responsible for paying its proportionate share thereof. The amount of Tenant’s rental obligation set forth in Paragraph 1.10 does not include the cost of such items and Landlord’s performance of repair, replacement, maintenance and other items, is not a condition to payment of such rental obligations.
7.2.3.    Notice to Landlord; Tenant’s Waiver. Tenant shall immediately give Landlord written notice of defect or need for repairs required pursuant to the terms of this Lease, following the receipt of which Landlord shall promptly repair same or cure such defect. Landlord’s liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect, except to the extent Landlord’s failure to repair or cure the relevant item results in a default by Landlord under Paragraph 16 of this Lease. Tenant waives any right now or hereafter granted by law to make any repairs which are the responsibility of Landlord upon Landlord’s failure to make such repairs.
7.3.    Tenant’s Maintenance and Repairs. Tenant, at its own cost and expense, shall keep all parts of the Premises (except for those for which Landlord is expressly responsible hereunder) maintained in good condition and repair, ordinary wear and tear, damage from casualty and condemnation excepted, and promptly make all necessary repairs and replacements (except for replacements by Landlord pursuant to Paragraph 7.2) to the Premises. Without limiting the generality of the foregoing, Tenant’s responsibility shall include (i) maintenance and repair of any portion of the electrical system which exclusively serves the Premises, above-slab plumbing, and all drainpipes and sewer line(s) exclusively serving the Premises, (ii) maintenance, repair and replacement of overhead and personnel doors, (iii) replacement of all broken or cracked glass within or on the exterior of the Premises with glass of the same quality and type, and (iv) pest control and janitorial service as reasonably necessary. Tenant shall refrain from any discharge that will damage the sewers serving the Premises. Tenant, at its own cost and expense, shall maintain and repair all hot water, heating, ventilation and air conditioning systems and equipment exclusively serving the Premises (the “HVAC System”) pursuant to manufacturer’s guidelines. As of the Commencement Date, Tenant shall, at its sole cost and expense, contract with a reputable HVAC service contractor, approved by Landlord in its reasonable discretion (the “HVAC Contractor”), to perform not less than quarterly inspections and to perform routine maintenance and repairs of the HVAC System (the “HVAC Maintenance Contract”). Tenant shall provide a copy of the HVAC Maintenance Contract to Landlord within ten (10) days after Landlord’s request therefor. At all times throughout the Lease Term, Tenant shall be solely responsible for all costs for the quarterly inspections and routine maintenance associated with the HVAC Maintenance Contract and all maintenance and repairs performed on the HVAC System, including replacement of all or any portion thereof. Tenant shall be responsible for all repairs and alterations in and to the Premises, the Building and the Park and the facilities and systems thereof, the need for which arises out of the performance or existence of any alterations made by Tenant or, subject to the waiver of subrogation set forth in Paragraph 11.3 below, out of the act, omission, misuse or neglect of Tenant, a Tenant Party, Tenant’s subtenants or its subtenant’s employees, agents or contractors. Tenant shall promptly make all repairs in or to the Premises, the Building or the Park for which Tenant is responsible.
7.4.    Security. Tenant acknowledges and agrees that Tenant is responsible for securing the Premises and that Landlord does not, and shall not be obligated to, provide any police personnel or other security services or systems for any portion of the Premises, Building, Outside Area and/or Park.
7.5.    Access to Premises; Interference. Provided that Landlord gives Tenant reasonable notice (but in no event less than twenty-four (24) hours), Landlord shall have access to the Premises at times throughout the Lease Term to perform repairs and maintenance required under this Lease and to perform any other alterations or improvements which Landlord deems necessary in its reasonable discretion (“Landlord’s Future Work”). Landlord and Tenant agree to communicate and reasonably cooperate with each other with respect to the performance of Landlord’s Future Work such that Landlord is able to perform Landlord’s Future Work economically and efficiently without unreasonable disruption to Tenant’s continuing operation of the Permitted Use in the Premises, and Landlord shall use commercially reasonable efforts to avoid materially interfering with Tenant’s business activities in the Premises during such access and/or such Landlord’s Future Work. However, Tenant understands that Landlord may be performing Landlord’s Future Work during business hours and that Landlord’s

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Future Work may be performed in and around the exterior of the Premises and in the Premises. Accordingly, notwithstanding any provision to the contrary contained in this Lease and provided that Landlord’s Future Work is performed in a reasonable manner, Landlord and Landlord’s contractors, agents and employees shall have all access and other rights reasonably required in order to perform and complete Landlord’s Future Work. Provided that no such work precludes Tenant from accessing the Premises on commercially reasonable terms, such performance and completion of Landlord’s Future Work shall in no way constitute constructive eviction of Tenant from any portion of the Premises nor shall Tenant be entitled to abatement or reduction of Base Rent, Additional Rent or other charges payable by Tenant under this Lease as a result thereof. Provided that no such work precludes Tenant from accessing the Premises on commercially reasonable terms or renders the Premises or a material portion thereof untenantable for more than one (1) business day, Landlord shall have no liability for interference with Tenant’s use when making alterations, improvements or repairs to the Premises, Building, Outside Area or the Park. Notwithstanding anything to the contrary herein, Landlord shall not enter (except in the event of an emergency) into certain areas of the Premises that are designated as “clean” rooms, secure rooms or similar by signage or notice to Landlord without following Tenant’s procedures prior to entry and accompaniment by a Tenant representative. Access to the Premises by Landlord shall be in accordance with the reasonable security, safety and confidentiality procedures that Tenant may reasonably adopt from time to time. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent a competitor of Tenant.
8.    Taxes and Operating Expenses.
8.1.    Payments. Commencing on the Rent Commencement Date and thereafter in advance on the first day of each month during the Lease Term, Tenant shall pay a monthly sum as Additional Rent representing Tenant’s proportionate share of Taxes and Operating Expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Not later than May 1 of each calendar year during the Lease Term, Landlord shall compute its actual costs for such items during the prior calendar year and shall furnish Tenant with a statement in reasonable detail showing such items. Any overpayment by Tenant shall be credited against payments of Additional Rent to be made by Tenant under this Lease, and any deficiency shall be paid by Tenant within thirty (30) days after receipt of Landlord’s statement. Landlord’s records of expenses for Taxes and Operating Expenses may be inspected by Tenant or a third-party auditor not more than one (1) time per annum at reasonable times upon thirty (30) days prior written notice to Landlord; provided, however, that Tenant shall not retain any third party auditor on a contingency fee basis to perform any such audit or inspection. Landlord shall pay the reasonable cost of such audit if it is determined that Tenant overpaid Tenant’s proportionate share of Taxes and/or Operating Expenses by more than five percent (5%).
8.2.    Tenant’s Proportionate Share. Tenant’s proportionate share of Taxes shall mean that percentage which the Premises Area set forth in the Basic Lease Terms bears to the total rentable square footage of all buildings covered by the tax statement for the Taxes; provided, however, that if any portion of the Building is occupied by a tax-exempt tenant and the tax parcel of which the Building is a part is granted a partial tax exemption under ORS 307.112 or a similar statute as a result thereof, then Tenant’s proportionate share of Taxes shall mean that percentage which the Premises Area bears to the total rentable square footage of all buildings covered by the tax statement for the Taxes excluding the rentable square footage leased by the tax-exempt tenant. Tenant’s proportionate share of Operating Expenses for the Building shall be computed by dividing the Premises Area by the total rentable area of the Building. If in Landlord’s reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall reasonably and non-arbitrarily select some other reasonable, equitable method of determining Tenant’s proportionate share.
8.3.    Taxes Charged. As used herein, “Taxes” means all taxes, assessments and/or governmental charges of any kind and nature assessed against the Premises, the Building or the Park during the Lease Term and shall include all general real property taxes, all general and special assessments payable in installments, and any rent tax, tax on Landlord’s interest under this Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and grounds within the applicable taxing jurisdiction, and Tenant agrees to pay its proportionate share (calculated in the same manner as Tenant’s proportionate share of Taxes) of the cost of such consultant. Tenant shall not, however, be obligated to pay any tax based upon Landlord’s net income. In addition, Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes

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are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, within thirty (30) days following receipt by Tenant of a copy of the applicable tax bill with Landlord’s written request for payment thereof, Tenant shall pay to Landlord such taxes as part of Tenant’s payment of Taxes.
8.4.    Operating Expenses. “Operating Expenses” charged to Tenant hereunder shall mean all costs incurred by Landlord in connection with owning, operating, insuring, maintaining, repairing and replacing the Premises, Building, and all other portions of the Park or Outside Area including, without limitation, the cost of all utilities or services not paid directly by Tenant, property insurance, liability insurance, property management, maintenance, repair and replacement of landscaping, parking areas, and any other common facilities, and performing Landlord’s obligations under Paragraph 7.2.2. Operating Expenses shall include without limitation, the following: (i) the cost, including interest at ten percent (10%) per annum, amortized over its useful life, of any capital improvement made to any portion of the Park by Landlord after the Effective Date of this Lease which is required under any Applicable Laws that were not applicable to the relevant portion of the Park at the time the relevant portion of the Park was constructed; (ii) the cost, including interest at ten percent (10%) per annum, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Park and thereby reduces Operating Expenses; (iii) maintenance, repair and replacement items which have a reasonable life expectancy in excess of five (5) years and which, if charged to Operating Expenses in one(1) year, would unreasonably distort total Operating Expenses for that year and therefore the cost thereof is being spread over the reasonable life expectancy of the work performed; (iv) all expenses allocated to the Property pursuant to the CC&Rs; and (v) a management fee equal to three percent (3%) of Base Rent and Operating Expenses. Landlord shall not charge to Tenant, and Tenant shall not be obligated to pay, any cost or expense not charged to Tenant within two (2) years after the date such cost is incurred (except for costs properly amortized over multiple years pursuant to this Paragraph 8.4).
8.5.    Exclusions From Operating Expenses. Notwithstanding anything to the contrary herein, Operating Expenses shall not include the following:
8.5.1.    Costs of repairs and replacements that are Landlord’s responsibility under Paragraph 7.2.1 above;
8.5.2.    Costs of correction of the Building foundation and/or correction of deficiencies in structural elements of the Building;
8.5.3.    Costs of restoring the Premises, Building, or Park following a casualty or condemnation, except for commercially reasonable deductibles in the event of a casualty;
8.5.4.    Costs of repairs and replacements that are paid by proceeds of insurance or of a warranty, and costs reimbursed to Landlord by any third party, including insurers, warranty providers, or other tenants of the Building or Park (other than pursuant to payment by tenants and occupants of their proportionate share of Operating Expenses), or that are paid to Landlord by Tenant separately from Operating Expenses;
8.5.5.    Costs of Alterations to the Building or Park attributable solely to a specific tenant other than Tenant;
8.5.6.    Costs of providing services to tenants other than Tenant that are not provided to Tenant, and costs of constructing or operating amenities that are not available for Tenant’s use (including without limitation, interior or exterior areas that are not part of a tenant’s space but which are not available for Tenant’s use);
8.5.7.    Any interest or payments on any mortgages or deeds of trust or rental on any ground or underlying lease, and penalties and charges incurred as a result of Landlord’s late payment under such mortgages, deeds of trust or ground leases;
8.5.8.    Legal fees, leasing commissions, costs of art and sculptures, advertising, and marketing expenses and other such costs incurred in connection with the development, marketing, advertising, or leasing of the Building or Park, including but not limited to expenses associated with maintaining a leasing office;
8.5.9.    Any allowances or credits provided to any tenant for rent, construction or renovation (including design and permitting) of tenant improvements, moving or similar purposes, and the costs of any construction or renovation (including design and permitting) of tenant improvements performed by Landlord for any tenant;

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8.5.10.    Legal costs in connection with lease negotiations or the enforcement of leases, including but not limited to costs or expenses incurred as a result of disputes or negotiations with other tenants or occupants of the Park, including but not limited to attorneys’ fees, any costs or expenses incurred in negotiating, amending, administering or terminating leases, any brokerage commissions, or construction or planning expenses;
8.5.11.    Reserves for any expenditures that would be incurred subsequent to the current calendar year;
8.5.12.    Costs or expenses of providing or performing improvements, work, renovations, decorating, painting, or repairs to or within any portion of the premises of any other tenants or occupants of the Building or Park or to portions of the Building or Park that are not available for Tenant’s use (for example, a Common Area used exclusively by one or more tenants not including Tenant);
8.5.13.    Costs of electricity or other utilities used by any tenant (other than Tenant) of the Building or Park in excess of standard use amounts;
8.5.14.    Utility and air conditioning or heating costs or other expenses which are separately billed to specific tenants;
8.5.15.    Any cost that, if charged as a part of Operating Expenses, would result in duplication of any other amount paid by Tenant or that would result in Landlord collecting the same amount twice;
8.5.16.    Penalties, fines, late fees, interest or similar charges incurred due to violations by Landlord or any tenant (other than Tenant) of the Park of any laws, rules, regulations, or ordinances applicable to the Park;
8.5.17.    Fines, interest and penalties incurred due to the late payment of Taxes;
8.5.18.    Overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Park and/or Premises, to the extent only that the costs of such services exceed competitive costs for such services were they not rendered by a subsidiary or affiliate;
8.5.19.    Landlord’s general overhead costs and administrative expenses;
8.5.20.    The cost of any environmental remediation of the Park or the Building, including without limitation any costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Park;
8.5.21.    Management or administrative costs in excess of three percent (3%) of Base Rent and Operating Expenses;
8.5.22.    Costs incurred in connection with the sale, financing or refinancing of the Building or Park; or
8.5.23.    Costs to pave or re-stripe the parking areas of the Park more than one time per calendar year.
9.    Parking and Storage Areas.
9.1.    Parking. Subject to the provisions of this Paragraph 9.1, Tenant, its employees, agents, contractors and invitees shall have the non-exclusive right to use the common driveways and truck court areas located in the Outside Area, subject to the parking rights and rights of ingress and egress of other occupants. In addition, Tenant, its employees, agents, contractors and invitees shall have the non-exclusive right to use parking spaces situated in the Park at a ratio of five (5) spaces per one thousand (1,000) rentable square feet of the Premises. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles, or standard size pickups or sport utility vehicles. Under no circumstances shall overnight parking be allowed, nor shall trucks, trailers or other large vehicles serving the Premises (i) be used for any purpose other than for the loading and unloading of goods and materials or (ii) be permitted to block streets and/or ingress and egress to and from the Park. Temporary parking of large delivery vehicles in the Park may be permitted only with Landlord’s prior written consent. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Pursuant to Paragraph 1.4 of this Lease, Landlord reserves the right to grant parking rights (exclusive and otherwise) within the relevant portions of the Outside Area to occupants of the Park. Landlord shall install four (4) electric vehicle charging stations with two (2) chargers each in the parking

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area adjacent to the Building for use by Tenant and the other tenants of the Building and their respective employees and visitors.
9.2.    Storage Areas. Tenant shall not store any materials, supplies or equipment outside the Premises in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location, which approval may be withheld or conditioned in Landlord’s sole and absolute discretion and all of which shall be removed upon the expiration or earlier termination of this Lease as and if required by Landlord. Trash and garbage receptacles shall be kept covered at all times.
10.    Indemnification.
10.1.    Tenant’s Indemnification. Tenant shall indemnify, defend and hold harmless Landlord for, from, against and regarding any claims, losses, liabilities, damage, causes of action, demands and costs and expenses (including attorneys’ fees) (collectively, “Claims”) arising from or related to (i) Tenant’s use of the Premises; (ii) any injury to any person or for the loss of or damage to any property (including Tenant’s property) occurring in or about the Premises from any cause whatsoever, except to the extent caused by Landlord’s negligence or willful misconduct; (iii) any act or omission of Tenant or a Tenant Party; or (iv) any failure by Tenant to perform any obligation under this Lease; provided, however, that such indemnification obligation shall not extend to Claims to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its employees, agents or contractors. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel satisfactory to Landlord upon Landlord’s demand. Landlord shall have no liability to Tenant for any injury, loss or damage caused by third parties, or by any condition of the Premises except to the extent such condition is caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors.
10.2.    Landlord’s Indemnification. Landlord shall indemnify, defend and hold harmless Tenant for, from, against and regarding any claim or liability for bodily injury, death, or damage to the tangible property of third parties to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors or any failure by Landlord to perform any obligation under this Lease. In the event any action is brought against Tenant by reason of any such claim, Landlord shall resist or defend such action or proceeding by counsel satisfactory to Tenant upon Tenant’s demand.
10.3.    Survival. The obligations under this Paragraph 10 shall survive termination of this Lease.
11.    Insurance; Waiver of Subrogation.
11.1.    Landlord. Landlord shall keep the Building insured against fire and other risks covered by a “Causes of Loss - Special Form” property insurance policy in the full replacement value of the Building (exclusive of Tenant’s trade fixtures, Alterations, equipment and personal property) and may obtain insurance policies against such other losses (including, without limitation earthquake, earth movement and flood) as Landlord may deem reasonable.
11.2.    Tenant. Tenant shall keep all of Tenant’s property on the Premises, and all improvements, alterations and other betterments installed by Tenant, insured against fire and other risks covered by a “Causes of Loss-Special Form” property insurance policy in an amount equal to the replacement cost of such property, the proceeds of which shall, so long as this Lease is in effect, be used for the repair or replacement of the property so insured. Tenant shall also carry commercial general liability insurance written on an occurrence basis with policy limits of not less than Two Million and No/100 Dollars ($2,000,000.00) each occurrence, which initial amount shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. In addition, if Tenant’s use of the Premises includes any activity or matter that would be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require. Such commercial general liability insurance shall be (i) provided by an insurer or insurers who are approved to issue insurance policies in the State in which the Premises are located and have an A.M. Best financial strength rating of A- or better and financial size category of VII or larger, and (ii) shall be evidenced by a certificate delivered to Landlord on or prior to the Commencement Date and thereafter upon request, but not more than annually, stating that the coverage shall not be cancelled without thirty (30) days advance written notice to Landlord. Landlord shall be named as an additional insured on such policy together with, upon written request from Landlord, Landlord’s mortgagee and Landlord’s managing agent. All insurance

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policies required to be carried by Tenant hereunder shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry and shall not have a deductible in excess of a commercially reasonable amount.
11.3.    Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and the other’s partners, officers, directors, members, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims or demands whatsoever which arise out of damage or destruction of the releasing party’s property to the extent of insurance proceeds received by the releasing party from property insurance required to be carried hereunder (or which would have been received had such party complied with such requirements) or, if greater, the proceeds actually received from all insurance maintained by the releasing party. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 11.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 11.3.
12.    Property Damage.
12.1.    Notice; Total Destruction. Tenant shall immediately give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed or so damaged by an insured peril in an amount exceeding thirty percent (30%) of the full construction replacement cost of the Building or Premises, respectively (as used herein, the “Damage Threshold”), Landlord may elect to terminate this Lease as of the date of the damage by notice of termination in writing to Tenant within thirty (30) days after such date, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.
12.2.    Partial Destruction. If the Building or the Premises should be damaged by an insured peril which does not meet the Damage Threshold, or if damage or destruction meeting the Damage Threshold occurs but Landlord does not elect to terminate this Lease, this Lease shall not terminate and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, alterations, additions and other improvements required to be covered by Tenant’s insurance pursuant to Paragraph 11.2. If the Premises are not reasonably usable by Tenant for the Permitted Use in whole or part during the period commencing upon the date of the occurrence of such damage and ending upon substantial completion of Landlord’s required repairs or rebuilding, Base Rent shall be reduced during such period to the extent the Premises are not reasonably usable by Tenant for the Permitted Use.
12.3.    Damage Near End of Lease Term. If the damage to the Premises or Building occurs during the last twelve (12) months of the Lease Term in an amount exceeding twenty-five percent (25%) of the full construction replacement cost of the Building or Premises, respectively, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.
12.4.    Repair of Damage. All repairs made by Landlord pursuant to this Paragraph 12 shall be accomplished as soon as is reasonably possible, subject to force majeure as described in Paragraph 23.1. Landlord’s good faith estimate of the cost of repairs of any damage, or of the replacement cost of the Premises or the Building, shall be conclusive as between Landlord and Tenant. The repair and restoration of the Premises shall be made pursuant to plans and specifications developed by Landlord in Landlord’s reasonable discretion and judgment, and such plans and specifications shall exclude all equipment, fixtures, improvements and alterations installed by Tenant. All insurance proceeds for repairs shall be payable solely to Landlord, and Tenant shall have no interest therein. Nothing herein shall be construed to obligate Landlord to expend monies in excess of the insurance proceeds received by Landlord, provided that Landlord has maintained the insurance required under Paragraph 11.1 above. Landlord shall be responsible for the insurance deductible, unless the loss is caused by Tenant or Tenant’s agents, employees, officers or representatives, in which case, and notwithstanding the provisions of Paragraph 11.3, Tenant shall be responsible for the amount of the deductible.

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12.5.    Other Damage. If the Premises or the Building is substantially or totally destroyed by any cause whatsoever which is not covered by the foregoing provisions of this Paragraph 12, this Lease shall terminate as of the date the destruction occurred; provided, however, that if the damage does not exceed thirty percent (30%) of the full construction replacement cost of the Building or Premises respectively, Landlord may elect (but will not be required) to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the casualty.
12.6.    Tenant’s Right to Terminate. Notwithstanding anything to the contrary in this Lease, following any damage or destruction of the Premises which materially and adversely affects Tenant’s use of the Premises for the Permitted Use, Landlord shall as soon as reasonably practicable following such casualty, deliver written notice to Tenant reasonably estimating in good faith the time necessary to complete the repair and/or restoration necessitated by such casualty. In the event the time estimated for completion of such repair exceeds eighteen (18) months from the date of issuance of all necessary permits to restore such casualty, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) business days following Tenant’s receipt of such estimate notice. In addition, in the event such repair in fact is not completed within eighteen (18) months from the date of issuance of all necessary permits to restore such casualty (or such longer period as may have been estimated by Landlord in such notice), Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided that if such repair is completed within such thirty (30) day period as extended by any event beyond Landlord’s reasonable control, such termination shall be nullified and this Lease shall continue in full force and effect.
13.    Condemnation.
13.1.    Partial Taking. If a portion of the Premises is condemned and Paragraph 13.2 does not apply, this Lease shall continue on the following terms:
13.1.1.    Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.
13.1.2.    Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys’ fees incurred by Landlord in connection therewith.
13.1.3.    Base Rent and Operating Expenses shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant for the Permitted Use pursuant to Paragraph 6.1, and Base Rent shall be reduced (and Operating Expenses appropriately adjusted) for the remainder of the Lease Term in an amount equal to the reduction in rental value of the Premises caused by the taking.
13.2.    Total Taking. If a condemning authority takes the entire Premises or Project or a portion sufficient to render the remainder unsuitable for Tenant’s use, or if a condemning authority requires a change to ingress and egress from the Building that precludes Tenant from accessing the Premises on commercially reasonable terms, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority; provided, however, that Tenant may not terminate this Lease if Landlord provides reasonable alternative access to the Building. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of such condemnation.
14.    Assignment, Subletting and Other Transfers.
14.1.    General. Except with respect to Permitted Transfers, neither this Lease nor any part of the Premises may be assigned, mortgaged, subleased or otherwise transferred, nor may a right of use of any portion of the Premises be conferred on any person or entity by any other means, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed so long as there is no existing default under this Lease but which may be issued subject to reasonable conditions. A change of ownership of fifty percent (50%) or more of ownership interests in Tenant shall be deemed an assignment unless such change of ownership is a Permitted Transfer. Prior to effectuating any assignment, sublease or other transfer other than a Permitted Transfer, Tenant shall notify Landlord in writing of the name and address of the

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proposed transferee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement, sublease or other occupancy agreement, current financial statements of such proposed transferee, a statement of the use of the Premises by such proposed transferee and such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed transferee together with a request that Landlord consent thereto (“Tenant’s Notice”). Without limiting Landlord’s ability to deny or condition consent for any other reason, it shall not be considered unreasonable if Landlord’s consent to a proposed sublease, assignment or other transfer is denied based on the following: (i) the business of the proposed transferee is materially different than the Permitted Use and (A) is not compatible with the nature and character of the Park or the businesses in the Park and/or (B) will conflict with any exclusive uses or use restrictions that Landlord has granted to other occupants of the Park, (ii) the financial strength of the proposed transferee is not at least equal to the financial strength of Tenant either at the time Tenant entered into this Lease or at the time of the proposed transfer (whichever is greater), (iii) the proposed transferee will not abide by the parking ratios set forth in this Lease or requires additional parking beyond that provided in this Lease, (iv) the proposed transferee has a record of environmental contamination or their anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substances in violation of this Lease, or (v) the content and format of the proposed form of sublease, assignment or other occupancy agreement is not consistent with the terms of this Lease or the CC&Rs or are not consistent with the terms and requirements of Landlord’s loan documents for the Building. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph 14.1 shall be void, except that Permitted Transfers shall be governed by Paragraph 14.3 below.
14.2.    No Release; Excess Rent. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned, sublet or otherwise transferred, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, sublessee or transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. If Tenant assigns or otherwise transfers this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, such excess shall be paid to Landlord within ten (10) days following receipt by Tenant.
14.3.    Permitted Transfer. Notwithstanding the foregoing, but subject to Paragraphs 6.1 and 6.6 of this Lease, Tenant may, without Landlord’s consent, assign this Lease, sublet all or any part of the Premises or otherwise transfer Tenant’s interest in and to this Lease while Tenant is not in default to (i) any other entity which is an Affiliate (as defined below) of Tenant or (ii) any entity which merges or consolidates with, or acquires substantially all of the assets of or ownership interests in Tenant (as used herein, a “Permitted Transfer”). Tenant shall provide a Tenant’s Notice with respect to any Permitted Transfer within twenty (20) days prior to the effective date thereof. No Permitted Transfer shall be deemed to constitute a release of Tenant from its obligations under this Lease. As used herein, “Affiliate” shall mean (A) an entity in which Tenant owns more than 50% of the ownership interests, (B) an entity that owns more than 50% of the ownership interests in Tenant (the “Parent Entity”), or (C) an entity who has the same Parent Entity as Tenant. Notwithstanding anything to the contrary in this Lease, (a) an initial public offering of Tenant shall not be deemed an assignment or transfer of the Lease; and (b) sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if such sale or transfer occurs in connection with a bona fide financing or capitalization for the benefit of Tenant and there is no change in control of Tenant.
15.    Tenant Default.
15.1.    Default. Any of the following shall constitute a default by Tenant under this Lease:
15.1.1.    Tenant’s failure to (i) pay rent or any other charge under this Lease within five (5) days after it is due, provided that the first time (and only the first time) in any twelve (12) consecutive month period during the Lease Term that Tenant fails to pay rent or any other charge due hereunder (the “First Time Failure”) shall not constitute a default by Tenant under this Lease unless such First Time Failure continues for a period of five (5) days after receipt by Tenant of notice from Landlord that such amount is due and payable or (ii) cure or remove any lien pursuant to Paragraph 19 within ten (10) business days or (iii) except as provided in Paragraphs 15.1.2 through 15.1.4, comply with any other term or condition within thirty (30) days following written notice from Landlord specifying the noncompliance. If any failure

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described in clause (iii) of the immediately preceding sentence cannot reasonably be cured within the thirty (30)-day period, this provision shall be deemed complied with so long as Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect the remedy as soon as practicable.
15.1.2.    Tenant’s insolvency; assignment for the benefit of its creditors; Tenant’s voluntary petition in bankruptcy or adjudication as bankrupt; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days; or the appointment of a receiver for Tenant’s properties.
15.1.3.    Abandonment of the Premises by Tenant (“abandonment” means vacation of the Premises without the intent to return, and failure to (a) continue paying Base Rent and Additional Rent as and when due, (b) maintain the Premises as required hereunder, or (c) maintain required insurance coverage for the Premises).
15.1.4.    Failure of Tenant to deliver the documents or agreements required under Paragraph 18.1 within the relevant time period specified therein.
15.2.    Remedies for Default. For any default as described in Paragraph 15.1, Landlord shall have the right to pursue any one (1) or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity, without any notice or demand, except as set forth below, of any kind or nature whatsoever to Tenant or to any other party liable, in whole or in part, for the performance of Tenant’s obligations under this Lease:
15.2.1.    Terminate this Lease and/or Tenant’s right to possession of the Premises and Tenant’s other rights under this Lease by written notice to Tenant without relieving Tenant from its obligation to pay damages.
15.2.2.    Re-enter and take possession of the Premises and remove any persons or property by legal action without liability for damages and without having accepted a surrender. Tenant’s liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant’s leasehold interest.
15.2.3.    In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Lease Term, the following amounts as damages:
(i)    The loss of rental from the date of default until a new tenant is secured and paying rent.
(ii)    The reasonable costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal and disposal of Tenant’s property and fixtures, or any other expense occasioned by Tenant’s default including but not limited to remodeling or repair costs, attorney fees, court costs, broker commissions, and marketing costs.
(iii)    Any excess of the value of the rent and all of Tenant’s other obligations under this Lease over the reasonable expected return from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet, and continuing through the end of the Lease Term. The present value of future amounts shall be computed using a discount rate equal to the prime loan rate in effect on the date of trial of major national banks who are members of the Federal Reserve System, insured by the Federal Deposit Insurance Corporation and are located in the State in which the Premises are located.
15.3.    No Bar of Action(s). Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently accruing.
15.4.    Landlord Performance. If Tenant fails to perform any obligation under this Lease, and such failure continues after the expiration of applicable notice and cure periods under this Lease, Landlord shall have the option to do so after five (5) days written notice to Tenant or upon shorter notice in an emergency situation. All of Landlord’s expenditures incurred in connection with such performance shall be reimbursed by Tenant on demand together with interest at the rate specified in Paragraph 23.2 from the date of expenditure until repaid.
15.5.    No Exclusion. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord at law or in equity.

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16.    Landlord Default.
Landlord shall be in default under this Lease if it shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within thirty (30) days after written notice thereof to Landlord unless such cure cannot reasonably be accomplished within such thirty (30)-day period. Landlord shall have such additional time as is reasonably necessary to accomplish such cure provided Landlord promptly commences and diligently prosecutes such cure to completion.
17.    Surrender at Expiration or Termination.
17.1.    Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made and pay all utility accounts current on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems exclusively serving the Premises in functional condition, all signage removed and defacement corrected, and all repairs that Tenant is responsible to perform under this Lease completed. The Premises shall be delivered in the same condition as at the Commencement Date, subject only to damage by casualty and condemnation, the provisions of Paragraphs 6.5, 6.5.3, 9.2 and 17.2 and depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord shall have the absolute right to deem the same to be without value and to remove and/or dispose of it in any manner whatsoever without liability, and Tenant shall be liable to Landlord for any costs of removal, restoration, transportation to storage, storage and/or disposal, with interest on all such expenses as provided in Paragraph 23.2. The provisions of this Paragraph 17.1 (including, without limitation, all provisions referenced herein) shall survive the expiration or earlier termination of this Lease.
17.2.    Removal of Hazardous Substances. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete. Until such time as Tenant has fulfilled all the requirements of this Paragraph 17.2 (in addition to any other requirements), Landlord may treat Tenant as a holdover Tenant as provided below; provided, however, that any such continuation of this Lease shall not relieve Tenant of its obligations under this Paragraph 17.2.
17.3.    Failure to Vacate. If Tenant fails to vacate the Premises when required and holds over without Landlord’s prior written consent, Landlord may elect either (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for Lease Term and at a rental rate equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term plus Additional Rent, or (ii) to treat Tenant as a tenant at sufferance, eject Tenant from the Premises and recover damages caused by wrongful holdover including, without limitation, as set forth in Paragraph 17.4. Failure of Tenant to remove items which Tenant is expressly required to remove under this Lease shall constitute a failure to vacate to which this Paragraph 17.3 shall apply if such property not removed substantially interferes with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant under this Paragraph 17.3, the tenancy shall be terminable upon thirty (30) days written notice from Landlord. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.
17.4.    Indemnification. Tenant acknowledges that, if Tenant holds over without Landlord’s consent as provided above, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises and/or the Building. Therefore, if Tenant fails to surrender the Premises upon the expiration or other termination of this Lease, and further fails to vacate the Premises following notice from Landlord that it requires the Premises for delivery to another tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless for, from, against and regarding any and all obligations, losses, claims, actions, causes of action, liabilities, penalties, damages (including consequential damages), costs and expenses (including reasonable attorneys and consultants fees and expense) resulting from such failure including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Paragraph 17.4 are in addition to, and do

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not affect, Landlord’s right to re-entry or other rights hereunder or provided by law. Tenant’s obligations under this Paragraph 17.4 shall survive the expiration or earlier termination of this Lease.
18.    Mortgage or Sale by Landlord; Estoppel Certificates.
18.1.    Priority. This Lease is and shall be prior to any mortgage or deed of trust (“Encumbrance”) recorded after the Effective Date of this Lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant’s right to quiet possession of the Premises so long as Tenant pays rent and timely observes and performs all of the provisions of this Lease. If the foregoing condition is met, Tenant shall execute the commercially reasonable written agreement and any other commercially reasonable documents required by the holder of the Encumbrance to accomplish the purposes of this Paragraph 18.1 within twenty (20) days following receipt thereof. Landlord represents and warrants that, as of the date of this Lease, there is no Encumbrance that affects the Building and/or the land upon which the Building is located.
18.2.    Attornment. If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.
18.3.    Estoppel Certificate. Tenant shall within twenty (20) days after notice from Landlord execute and deliver to Landlord a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of Base Rent and Additional Rent, the amount of the Security Deposit (if any), the amount of any prepaid Base Rent and Additional Rent and any other factual information reasonably requested by Landlord. Failure to deliver the certificate within the specified time shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.
19.    Liens.
Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord harmless for, from, against and regarding all claims, costs and liabilities, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien.
20.    Attorneys’ Fees; Waiver of Jury Trial.
In the event that any party shall bring an action to enforce its rights under this Lease, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys, witness and expert fees and costs of the proceeding incurred at and in preparation for discovery (including depositions), arbitration, trial, appeal and review, and also any litigation or other proceedings in bankruptcy including those involving issues unique to bankruptcy law. The provisions of this Paragraph 20 are separate and severable and shall survive a judgment on this Lease. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.
21.    Limitation on Liability; Transfer by Landlord.
21.1.    Property and Assets. Tenant shall look solely to the property and assets of Landlord for the payment of any claim against Landlord or for the performance of any obligation of Landlord; neither the joint venturers, general partners, limited partners, members, employees, nor agents (as the case may be) of Landlord shall have any personal liability for obligations entered into on behalf of Landlord (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words “property and assets of Landlord” means only Landlord’s interest in the Building and excludes all other assets of Landlord and any rights of Landlord for the payment of capital contributions or other obligations to it by any joint venturer, general partner, limited partner or member (as the case may be) in such capacity.

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21.2.    Transfer by Landlord. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner of the Premises for the time being, and if such owner transfers its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of each owner’s ownership.
21.3.    Other Occupants. Landlord shall have no liability to Tenant for loss or damages arising out of the acts or inaction of other tenants or occupants.
22.    Real Estate Brokers; Finders.
The parties acknowledge that Kristin K. Hammond, Ajay Malhotra and Alison M. Vaughan of CBRE have represented Tenant in the negotiation of this Lease and that a real estate commission shall be paid to CBRE (Kristin K. Hammond, Ajay Malhotra and Alison M. Vaughan) by Landlord pursuant to a separate agreement. Each party shall indemnify, defend, protect and hold the other party harmless for, from, against and regarding all claims, costs, demands, actions, liabilities, losses and expenses (including the reasonable attorneys’ fees of counsel chosen by the other party) arising out of or resulting from any claims that may be asserted against such other party, by any other broker, finder or other person with whom the party bearing the indemnity obligation has, or purportedly has, dealt. Each party’s respective obligations pursuant to the foregoing indemnity shall survive the expiration or sooner termination of this Lease.
23.    Other.
23.1.    Force Majeure. The occurrence of any of the following events shall excuse the performance of such obligations of Landlord or Tenant to the extent thereby rendered impossible or not reasonably practicable for so long as such event continues so long as the party under this Lease required to perform gives prompt notice of such delay to the other party: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations, or controls; judicial orders; enemy or hostile government action; terrorism; civil commotion; fire or other casualty; condemnation and other causes beyond the reasonable control of the party obligated to perform; provided, however, that in no event will the occurrence of any of said events or causes excuse the failure to pay rent or any other payment to be made by Tenant hereunder strictly as and when required under this Lease.
23.2.    Interest; Late Charges. Rent not paid within ten (10) days of when due shall bear interest from the date due until paid at the rate of the lesser of (i) eight percent (8%) per annum or (ii) the maximum rate permitted by Applicable Law. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than ten (10) days late in addition to interest and other remedies available for default. Any such late charge and interest shall be payable by Tenant as Additional Rent hereunder, and shall be payable within thirty (30) days of Landlord’s written demand therefor. Tenant acknowledges and agrees that any such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such late charge represents a fair estimate of the costs and expenses which Landlord would incur by reason of Tenant’s late payment. Tenant further agrees that such late charge shall neither constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord.
23.3.    Captions; Paragraph Headings. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease. Reference to a “Paragraph” shall mean reference to either a specified numbered paragraph or subparagraph of this Lease.
23.4.    Nonwaiver. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party’s right to require strict performance of the same provision in the future or of any other provision.
23.5.    Succession. Subject to the limitations on transfer of Tenant’s interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.
23.6.    Entry for Inspection. Landlord and its authorized representatives shall have the right to enter upon the Premises with reasonable notice (but in no event shall more than twenty-four (24) hours’ notice be required) to determine Tenant’s compliance with this Lease, to make necessary repairs to the Building or the Premises, or to show the Premises or the Building to

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any prospective tenant or purchasers. Landlord may place and maintain upon the Building and/or Premises notices for leasing or sale of the Building and/or the Premises. Landlord may enter upon the Premises without notice by any means necessary in the case of an emergency.
23.7.    Notices. Any notice permitted or required to be given hereunder shall be in writing and shall be given by personal delivery or certified United States mail (return receipt requested), U.S. Express Mail or overnight air courier, in each case postage or equivalent prepaid, addressed to the address for notices set forth in the Basic Lease Terms. The person to whom and the place to which notices are to be given may be changed from time to time by either party by written notice given to the other party. If any notice is given by mail, it shall be effective upon the earlier of (i) seventy-two (72) hours after deposit in the U.S. Mail with postage prepaid, or (ii) actual delivery or refusal to accept such delivery, as indicated by the return receipt; and if given by personal delivery, U.S. Express Mail or by overnight air courier, when delivered or upon rejection by the recipient.
23.8.    Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.
23.9.    Warranties of Landlord. The person executing this Lease on behalf of Landlord warrants to Tenant that Landlord is a valid and existing corporation or other relevant entity, that Landlord has all right and authority to enter into this Lease, and that the person executing on behalf of Landlord is authorized to do so.
23.10.    Warranties of Tenant.
23.10.1.    Authority. The person(s) executing this Lease on behalf of Tenant warrant(s) to Landlord that Tenant has all right and authority to enter into this Lease, and that each and every person executing on behalf of Tenant is authorized to do so.
23.10.2.    Incorporation; Formation. Tenant represents and warrants to Landlord that (i) Tenant is duly organized, and validly existing under the laws of the State of Delaware as of the Effective Date and that Tenant shall remain so throughout the Lease Term, and (ii) Tenant is qualified to do business in, and is in good standing under, the laws of the State of Washington as of the Effective Date and that Tenant shall remain so throughout the Lease Term.
23.10.3.    Evidence. Upon Landlord’s request, Tenant shall provide evidence satisfactory to Landlord confirming the warranties set forth in this Paragraph 23.10.
23.11.    Time of Essence. Time is of the essence of the performance of each of Tenant’s obligations under this Lease.
23.12.    Modifications. This Lease may not be modified except by written endorsement attached to this Lease, dated and signed by the parties.
23.13.    No Appurtenances. This Lease does not create any rights to light and air by means of openings in the walls of the Building, any rights or interests in parking facilities, or any other rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits.
23.14.    Financial Statements. Upon written request of Landlord, not more than one time per calendar year during the Lease Term, Tenant shall furnish to Landlord, within ten (10) days following receipt of Landlord’s written request, Tenant’s current financial statements (including balance sheet and income statement for the year most recently ended); Tenant agrees that these financial statements must be accurate and be prepared in the ordinary course of Tenant’s business and, if not audited, certified by the chief financial officer or accounting officer of Tenant that such statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Landlord may make such financial statement available to any prospective lender or purchaser of the Park or any portion thereof, provided that such parties agree in writing to keep such financial statement confidential. Landlord shall otherwise keep such financial statement confidential and shall require any such prospective lender or purchaser to do the same.
23.15.    Rules and Regulations. Landlord shall have the right to make and enforce rules, regulations and criteria consistent with this Lease for the purpose of promoting safety, order, cleanliness and good service to the tenants and other occupants of the Park. Copies of all such rules and regulations, if any, shall be furnished to Tenant and shall be complied with as if part of this Lease.

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23.16.    Applicable Law; Severability. This Lease shall be construed, applied and enforced in accordance with the laws of the State in which the Premises are located. If a court of competent jurisdiction holds any portion of this Lease to be illegal, invalid or unenforceable as written, it is the intention of the parties that (i) such portion of this Lease be enforced to the extent permitted by law and (ii) the balance of this Lease remain in full force and effect. It is also the intention of the parties that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
23.17.    Landlord’s Consent. Whenever Landlord’s consent or approval is required under this Lease, except as otherwise expressly provided in this Lease, Landlord may grant or withhold such consent or approval in Landlord’s sole and absolute discretion.
23.18.    Construction and Interpretation. All provisions of this Lease have been negotiated by Landlord and Tenant at arm’s length and neither party shall be deemed the author of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.
23.19.    No Recordation. Neither this Lease, nor any short form or memorandum thereof, shall be recorded in any manner against the real property of which the Premises comprises a portion.
23.20.    No Partnership Created. Neither this Lease nor the calculation and payment of Base Rent, Additional Rent or any other sums hereunder, is intended to create a partnership or joint venture between Landlord and Tenant, or to create a principal-and-agent relationship between the parties.
23.21.    OFAC. Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any current or future statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.
23.22.    Equal Employment Opportunity. Landlord and Tenant shall abide by the requirements of 41 CFR 60-300.5(a) and 41 CFR 60-741.5(a). These regulations prohibit discrimination against qualified individuals and protected veterans on the basis of disability or veteran status, and require affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities and protected veterans.
23.23.    Confidentiality. Tenant shall not disclose to any third party the terms or provisions of this Lease, nor any communications or information sent to Tenant from Landlord under or pursuant to this Lease, except only as may be required by law.
23.24.    Counterparts; Delivery by Facsimile or Electronic Mail. This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile or by electronic mail in pdf format and such signatures shall be binding upon the party delivering the same as if they were originals, with an executed original hard copy to follow via overnight courier or U.S. mail at the request of any party hereto.
23.25.    Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:
Exhibit A    Site Plan Showing Park and Building
Exhibit B    Site Plan Showing Premises
Exhibit C-1    Building Shell Description and Definition
Exhibit C-2    Landlord’s Work Exhibit C-3    Concurrent Landlord’s Work
Exhibit C-4    Tenant’s Space Plan
Exhibit C-5    Exterior Elevations
Exhibit D    Standard Specifications for Tenant Spaces
Exhibit E    Hazardous Substances

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Exhibit F    Intentionally Deleted
Exhibit G    Corridor Installation and Restoration Plans and Specifications
Exhibit H Form of Letter of Credit
24.    Special Provisions.
24.1.    Option to Renew. Subject to the condition that Tenant shall not, at the time Landlord receives the Option Notice hereunder or at the time of commencement of the Renewal Term hereunder, be in default of any of the terms of this Lease beyond applicable notice and cure periods (if any), Tenant is hereby granted an option to renew the Lease Term for one (1) period of sixty (60) months (the “Renewal Term”) to commence on the day following the expiration of the Initial Term of this Lease. Tenant must exercise this option, if at all, by delivering irrevocable written notice of such election (the “Option Notice”) to Landlord at least twelve (12) months prior to the expiration of the Initial Term. If Tenant does not validly deliver an Option Notice to renew the Lease Term for the Renewal Term, the provisions of this Paragraph 24.1 shall be null and void and of no further force or effect. Any such renewal of this Lease shall be upon the same terms and conditions as this Lease except that Base Rent during the Renewal Term shall be determined as provided in Paragraph 24.2 and Landlord shall have no obligation to perform any tenant improvements or other work in connection with any such renewal of this Lease. Except to the extent specifically provided in this Paragraph 24.1, Tenant has no rights to renew the Lease Term.
24.2.    Base Rent During Renewal Term. Base Rent during the Renewal Term shall be the fair market rental value for the Premises, which shall be determined by mutual agreement of Landlord and Tenant at least nine (9) months prior to the commencement of the Renewal Term (the period from Landlord’s receipt of the Option Notice through the date that is nine (9) months prior to the commencement of the Renewal Term being referred to herein as the “Negotiation Period”), but in no event less than the Base Rent then currently payable by Tenant immediately prior to the commencement of the Renewal Term. If Landlord and Tenant cannot agree on the fair market rental value for the Premises, the fair market rental value shall be determined in accordance with Paragraph 24.3 below. If, for any reason, Base Rent for the Renewal Term is not determined prior to the beginning of the Renewal Term, then Tenant shall continue to pay the Base Rent amount in effect immediately preceding the commencement of the Renewal Term and, upon final determination of Base Rent for the Renewal Term, Tenant shall pay to Landlord a cash payment equal to the sum of such amounts as may be necessary to adjust each monthly Base Rent payment which has been made hereunder to the Base Rent effective as of the Renewal Term.
24.3.    Market Base Rent.
24.3.1.    Market Base Rent. For purposes of this Paragraph 24.3 the term “Market Base Rent” shall mean the average (mean) of the annual base rental rates then being charged to renewing tenants for space located in the Vancouver, Washington metropolitan area and comparable to the Premises, taking into consideration all relevant factors including, without limitation, use, location, floor level within the applicable building, size, parking rights (to the extent that parking rights are a factor in determining base rental rates in the then current marketplace). It is agreed that bona fide written offers to lease the Premises or similar premises in the Building made to Landlord by third parties (at arms- length) may be used by Landlord as an indication of Market Base Rent. Notwithstanding any provision to the contrary set forth herein, in no event shall the Market Base Rent for the Renewal Term be less than the Base Rent then currently payable by Tenant immediately prior to the commencement of the Renewal Term.
24.3.2.    Determination. Landlord shall submit its opinion of Market Base Rent to Tenant within fifteen (15) days after expiration of the Negotiation Period and Tenant shall respond thereto within ten (10) days thereafter by either (i) accepting Landlord’s opinion of Market Base Rent (in which case, such Market Base Rent shall be used to determine Base Rent during the Renewal Term) or (ii) submitting Tenant’s opinion of Market Base Rent. If Landlord and Tenant cannot agree upon the Market Base Rent of the Premises within fifteen (15) days thereafter, then Landlord and Tenant within five (5) days shall each submit to each other their final written statement of Market Base Rent (“Final Statement”). If the Market Base Rent set forth in Landlord’s Final Statement (“Landlord’s Market Base Rent”) and the Market Base Rent set forth in Tenant’s Final Statement (“Tenant’s Market Base Rent”) differ by five percent (5%) or less of the lesser of the respective Market Base Rent submittals, the Market Base Rent for the Renewal Term shall be the average of Landlord’s Market Base Rent and Tenant’s Market Base Rent. If Landlord’s Market Base Rent and Tenant’s Market Base Rent differ by more than five percent (5%) of the lesser of the respective Market Base Rent submittals, within ten (10) days after submitting their respective Final Statement, Landlord and Tenant shall together appoint

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one real estate appraiser who shall be a Member of the American Institute of Real Estate Appraisers and be disinterested (the “Appraiser”). If Landlord and Tenant cannot mutually agree upon an Appraiser within said ten (10) day period, the parties shall jointly apply to the Presiding Judge of the Superior Court for the County in which the Premises are located (the “Judge”), requesting said Judge to appoint the Appraiser; if either Landlord or Tenant does not so apply to the Judge within five (5) days following the expiration of the ten (10) day period, the real estate appraiser initially suggested by the party who timely applied to the Judge shall be deemed the Appraiser for purposes of the arbitration. The parties shall share equally any costs of such application to the Judge. Within ten (10) days following selection or appointment of the Appraiser, the Appraiser shall determine whether Landlord’s or Tenant’s Final Statement of Market Base Rent is the closest to the actual (in such Appraiser’s opinion) Market Base Rent of the Premises and shall select either Landlord’s or Tenant’s Final Statement of Market Base Rent as the closest to the actual (in such Appraiser’s opinion) Market Base Rent of the Premises, without any compromising or averaging. The Market Base Rent for the Premises as determined pursuant to the immediately preceding sentence shall be the Market Base Rent used in determining Base Rent during the Renewal Term. The fees and expenses of said Appraiser shall be borne equally by Landlord and Tenant.
24.4.    Right of First Opportunity to Lease. Subject to any rights of other tenants which exist at the time this Lease is executed and the provisions of this Paragraph 24.4 at such time or times that the space located immediately adjacent to the Premises (the “Available Space”) becomes or will become vacant during the Lease Term (an “Availability Event”), Landlord shall deliver to Tenant a written notice of the availability of the particular Available Space (the “Availability Notice”). The Availability Notice shall include the rental rate, length of term and any other pertinent terms in Landlord’s sole discretion upon which Landlord is prepared to lease such Available Space (“Availability Notice Terms”). So long as at the time of an Availability Event, (i) Tenant is not in default under this Lease, (ii) this Lease is in full force and effect and (iii) Tenant is open and operating in the entire Premises, Tenant may provide irrevocable written notice to Landlord of Tenant’s election to expand the Premises to include the relevant Available Space (“Tenant’s Expansion Notice”). Tenant shall have ten (10) days after receipt of the Availability Notice to deliver Tenant’s Expansion Notice. If Tenant timely delivers Tenant’s Expansion Notice to Landlord, such notice shall be irrevocable and Tenant and Landlord shall execute an amendment to this Lease covering the Available Space in accordance with the Availability Notice Terms. Tenant must lease the entire Available Space described in the relevant Availability Notice rather than a portion thereof. If Tenant does not timely deliver Tenant’s Expansion Notice to Landlord or otherwise elects not to lease the relevant Available Space as set forth herein, Tenant’s right of first opportunity with respect to that Available Space shall terminate and Landlord will have the right to lease that Available Space to any other person or entity upon any terms and conditions that Landlord desires, in its sole discretion. Landlord will not be required to offer to Tenant any Available Space if the tenant then occupying that Available Space renews, extends or enters into a new lease of that Available Space.
24.5.    Rooftop Equipment; Generator.
24.5.1.    Rooftop Equipment. Tenant shall have a non-exclusive right to use a portion of the Building’s roof in a location reasonably acceptable to both Landlord and Tenant for installation and maintenance, at Tenant’s sole cost and expense (subject to the Tl Allowance, if any), of (a) one satellite dish/antennae on the roof of the Building (and reasonable equipment and cabling related thereto), solely in connection with Tenant’s Permitted Use of the Premises and not for the use by any third parties whatsoever, for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) (all such equipment is defined collectively as the “Telecommunications Equipment”), and (b) HVAC equipment, conduit and other related equipment and hood venting, if and as allowed under the Tenant Improvements or as an Alteration (the “Ancillary Equipment”) (collectively, the Telecommunications Equipment and the Ancillary Equipment are the “Rooftop Equipment”). Prior to installing any Rooftop Equipment, Tenant shall submit plans and specifications for the Rooftop Equipment in the same manner required for Tenant Improvements or Alterations, as the case may be. Landlord shall have the right to limit or require modifications to the amount, location and/or the size of the Rooftop Equipment or any other aspect of such plans, in Landlord’s reasonable judgment. The Rooftop Equipment shall, at Landlord’s discretion and at Tenant’s sole cost and expense, be screened from street view and shall be within allowable structural load capacities of the Building. There shall be no cabling running across the rooftop. The Telecommunications Equipment shall not interfere with the transmission or operation of any other equipment located on or in the Building. Tenant shall maintain the Rooftop Equipment, at Tenant’s sole cost and expense. Tenant shall remove the Rooftop Equipment upon the expiration or earlier termination of the Lease, and shall return the affected portion of the rooftop

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and the Premises to the condition the rooftop and the Premises would have been in had no such Rooftop Equipment been installed (reasonable wear and tear excepted, provided that the standard of acceptable normal wear and tear shall be determined as though no Rooftop Equipment had been located on the rooftop). Any and all work on the roof or any portion thereof in connection with the installation, maintenance, repair and/or removal of the Rooftop Equipment shall be performed by a roofing contractor, approved in advance by Landlord, at Tenant’s expense and all work performed in connection with the Rooftop Equipment shall be performed in such manner as to not invalidate Landlord’s roof warranty (if any). Notwithstanding any review or approval by Landlord of any specifications, or the plans for installation, of Rooftop Equipment, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, and Landlord shall have no liability therewith. The Rooftop Equipment shall, in all instances, comply with all Applicable Laws.
24.5.2.    Generator. Tenant shall have the right to install, at its sole cost and expense, a back-up generator and related equipment for the Premises in the location shown on the Space Plan and to install related cabling (collectively, the “Generator”). The Generator shall be screened by an enclosure which is architecturally integrated with the Building and mutually agreed upon by the parties in writing. Prior to installing the Generator, Tenant shall submit plans and specifications for the Generator in the same manner required for Tenant Improvements or Alterations, as the case may be. Landlord shall have the right to limit or require modifications to the amount, location and/or the size of the Generator or any other aspect of such plans, in Landlord’s reasonable judgment. Tenant shall maintain the Generator in good working order and condition, at Tenant’s sole cost and expense. Any testing of the Generator shall occur during the Building’s normal business hours. Tenant shall remove the Generator upon the expiration or earlier termination of the Lease, and shall repair any damage caused thereby.
24.6.    Tenant’s Restoration Obligations.
24.6.1.    North and South Corridors. For and in consideration of Landlord’s agreement to modify the North and South corridors that Landlord would have built but for this Lease in order to increase the square footage of the Premises, on or before the termination of this Lease, Tenant shall, at its sole cost and expense, restore and/or construct the South and North corridors of the Building in accordance with the plans and specification attached hereto as Exhibit G and with all Applicable Laws, including, without limitation, obtaining any required permits or other governmental approvals.
24.6.2.    Electrical Service. On or before termination of the Lease, Tenant shall remove the switchgear section and meter section installed by or on behalf of Tenant in the Building’s main southwest electrical room, and in its place install a new switchgear and meter section supplied by Landlord. Tenant will cover all associated shutdown, removal and installation costs, including without limitation permitting, fees and coordination with the local jurisdiction and utility company.
[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but this Lease, on behalf of such party, shall be deemed to have been dated as of the Effective Date.

LANDLORD:

COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company

	By:	Pacific Realty Associates, L.P., a Delaware limited partnership its Member

		By:	PacTrust Realty, Inc., a Delaware corporation, its General Partner

Date: 12/2 , 2020		By	/s/ Matthew R. Krueger
Matthew R. Krueger, Vice President

TENANT:

ABSCI CORPORATION, a Delaware corporation

Date:	December 1 , 2020	By:	/s/ Sean McClain
		Printed Name:	Sean McClain
		Its:	CEO
[acknowledgments on following page]

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(Acknowledgment by Landlord)

STATE OF OREGON	)
) ss.
County of Washington	)
On   December 2                    , 2020, before me, the undersigned Notary Public in and for said State, personally appeared Matthew R. Krueger, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the Vice President of PacTrust Realty, Inc., the general partner of Pacific Realty Associates, L.P. (the “Partnership”), said Partnership being a member of Columbia Tech Center, L.L.C., and that he executed the within instrument and acknowledged to me that such corporation executed the within instrument as the general partner of the Partnership pursuant to its Bylaws or a resolution of its board of directors.
WITNESS my hand and official seal.

/s/ Alexandria Eileen Kirby
Notary Public in and for said County and State
My Commission Expires:	May 24, 2024
(Acknowledgment by Tenant)

STATE OF Washington )
) SS.
County of Clark )
On this 1st     day of December       2020, before me, personally appeared Sean McClain          to me known to be the CEO              of AbSci Corporation, a Delaware corporation, the company that executed the foregoing instrument, and acknowledged the said instrument to be free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said company.
WITNESS my hand and official seal.

Sara Mirabella
Notary Public in and for said County and State
My Commission Expires:	10/16/23

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EXHIBIT C-1
BUILDING 685, COLUMBIA TECH CENTER
Building Shell Description and Definition
AbSci Corp.
November 23, 2020
GENERAL -
The Building Shell Description and Definition included in this Exhibit “C-1” is intended to describe the extent of work included as Building Shell and to define work to be charged against tenant improvement work or allowances. The “Building Shell” consists of the shell, core, and systems of the Building, as further defined herein. Completion of the Building Shell shall be Landlord’s Work, as that term is described in the Lease.
ARCHITECTURE AND DESIGN -
Architecture and design required to construct the building shell and site work are included as part of the Building Shell. Architecture and design required to construct tenant improvements are tenant improvement work.
PERMITS AND FEES -
Permits and fees required to construct the building shell and site work are included as part of the Building Shell. Such fees include site development review fees, building shell and site work permit and plan check fees, water meter and water system development charges, sewer system development charges when based on meter size, storm water review fees, and traffic impact fees for office occupancy. These fees are payable to the City of Vancouver as part of the project permitting process. Power systems development fees, payable to Clark Public Utilities for connection to the power utility system, are included as part of building shell and site work.
Permits and fees required for tenant improvements and those based on the Tenant’s occupancy or use are tenant improvement work. Such fees include tenant improvement building permit and plan check fees, water system development charges when based on non-office occupancy, sewer system development charges when based on fixture units or tenant’s use, and traffic impact fees if assessed higher than office occupancy.
SITE WORK -
All site improvements required for a complete and operable facility are included as part of the Building Shell. Site work includes utilities such as water, sanitary sewer, natural gas, power, phone system conduits and fiber/cable system conduits stubbed to the Premises and available for connection by Tenant. Site work also includes storm water collection, detention, and disposal; asphalt paving; concrete sidewalks; concrete patio slab; trash enclosure or screen; landscaping and landscape irrigation; and site lighting. Site lighting, average approximately 0.5 foot-candle at ground level, shall be provided using wall and/or pole mounted light fixtures.
Modifications to site work to accommodate special tenant requirements are part of tenant improvement work. If approved by Landlord, this would include items such as exterior fencing; equipment pads; noise or special visual screening; installation of grease or oil interceptors or traps; and upgrading of electrical, storm sewer or sanitary sewer systems.
BUILDING ENVELOPE -
The basic building envelope defined as Building Shell includes shallow, concrete foundations; concrete slab on grade; steel and wood roof structure; exterior walls constructed of tilt-up concrete and metal stud framing; exterior wall “skin” constructed of metal siding and paint; hollow metal doors, frames, and hardware as indicated on drawings or exhibits; and exterior aluminum and glass window and storefront systems as indicated on drawings or exhibits. The Building Shell roof membrane shall be constructed using single-ply roofing.
Modifications to the building envelope to accommodate special tenant requirements are part of tenant improvement work. This includes work such as floor cutting and patching for plumbing or electrical work, roof cutting and patching for plumbing, electrical or mechanical work, and other modifications to floors, walls, roof, windows, or doors. Tenant specific access and security systems, panic hardware, card lock entries, and other special door hardware, if required, are part of tenant improvement work. The addition of fire rated separation walls, fire sprinkler system upgrades, storage rack sprinklers, smoke vents, curtain boards, small hose stations, and

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firefighter entrances, if required due to Tenant’s rack configuration, storage of products, or business operations, are part of tenant improvement work.
BUILDING SHELL –
COMMON AREAS: Areas shared among tenants in the building (the “Common Area”) include shared toilet rooms, toilet room hallways, and shared electrical and fire riser room.
SLAB ON GRADE: The Building Shell slab on grade shall be minimum 5” thick, unreinforced concrete, with compressive strength design of 3500 PSI at 28 days. Interior floor slabs shall be smooth trowel finished, ready for preparation for floor finishes. 15 mil vapor barrier by Stego Industries or equivalent with taped seams shall be provided under the entire slab on grade.
EXTERIOR WALLS: Exterior concrete walls within the Building Shell are exposed and insulated per code. Gypsum board for exterior walls is part of tenant improvement work.
ROOF STRUCTURE: The Building Shell roof structure shall be constructed using metal columns, girders and joists, with wood framing members, and wood roof decking. Building structure clear height (lowest structural element) shall be 15 feet. The Building Shell roof structure shall be insulated with Code-required rigid insulation and shall remain exposed. Painting of roof structure and supporting elements, if required, is part of tenant improvement work. Metal stud furring and gypsum board for roof columns, if required, are part of tenant improvement work.
EXTERIOR ENTRIES AND MAN DOORS: Building Shell doors are included as shown on drawings or exhibits. Doors in aluminum systems include single or double storefront doors with push-pull hardware, crash bar panic hardware and surface- mounted closers.
COMMON AREA DOORS AND SUITE ENTRIES: Building Shell doors include doors into toilet rooms and other Common Area rooms. Suite entries and exit doors between the demised space and the Common Area are tenant improvement work. Suite entries and exit doors include doors, doorframes, relites where applicable, and door hardware.
COMMON AREA WALLS: Building Shell construction includes framing, insulation, and finished gypsum board on the common area side of Common Area walls. Tenant improvement construction includes furnishing and installation of smooth finished gypsum board on the tenant side of Common Area walls.
DEMISING WALLS: Building Shell construction includes walls separating the demised space from neighboring tenant space. Demising walls include smooth finished gypsum board on the tenant side of Common Area walls from floor to roof structure.
INTERIOR IMPROVEMENTS: Interior partitions, doors, ceilings, millwork, and finishes within the Common Area are installed under Building Shell construction. All partitions, doors, ceilings, millwork, and interior finishes within the demised space are tenant improvement work.
FLOORING: The Building Shell floor shall be exposed concrete. Building Shell construction includes flooring within the Common Area. Floor preparation and finishes within the demised space are tenant improvement work.
PAINTING: Building Shell construction includes painting within the Common Area and painting of the exterior side of exterior walls. The interior side of exterior walls shall be finished as part of tenant improvement work.
WINDOW COVERINGS: Window coverings, if required, are tenant improvement work.
PLUMBING: One minimum 4” diameter sanitary sewer waste line shall be installed under floor running the entire length of the Building Shell. Building Shell work also includes one minimum 1!4” insulated overhead copper water line, installed below the roof structure directly above the sanitary sewer, and construction of Common Area toilet facilities. All other plumbing work, including water, waste, and vent piping and furnishing and installation of plumbing fixtures within the demised space, is tenant improvement work. Air piping, gas piping, process piping, and other special piping if required, are part of tenant improvement work. At Landlord’s sole discretion, tenant improvement work shall include furnishing and installation of a private water sub- meter with a remote reader to be located within the building Common Area electrical room.

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HEATING, VENTILATION, AND AIR CONDITIONING: Building Shell includes necessary improvements to bring natural gas to a manifold location within two feet of the exterior building wall, with gas piping stubbed into the building and run overhead into the tenant space. Building Shell work includes complete HVAC systems and gas piping for the Common Area only. All other HVAC and gas piping systems are part of tenant improvement work.
FIRE PROTECTION: The Building Shell fire protection system includes service to the building with overhead sprinkler piping and heads, and Common Area fire protection work. The system shall be designed for Light Hazard occupancies. Tenant improvement work includes any fire sprinkler system upgrades within the demised space, including the addition of “drops” to the area below ceilings, and chrome, semi-recessed sprinkler heads installed in “center of tile” locations. Special fire suppression systems, if required for computer or kitchen equipment, are part of tenant improvement work.
ELECTRICAL: Building Shell electrical work includes a 1600 Amp, 277/480 Volt, 3-phase main underground service sections, each with five (5) available 200 Amp, 277/480 Volt meter sockets with fused disconnects for tenant improvements. Site lighting in the vicinity of the buildings shall be served from a “house” electrical service installed under Building Shell work. Parking lot and exterior building lighting and power are included as part of Building Shell construction. Building Shell work also includes electrical systems and lighting for the Common Area. Tenant improvement electrical work includes furnishing and installation of utility company meters in the main electrical service, distribution of power from the main building service to the space, and the addition of any sub-panels and transformers and upgrades to the electrical system as further described in the Lease. All electrical wiring and lighting shall be installed as part of the Tenant Improvements. If allowed by Landlord, generators, UPS systems, and wiring for sign lighting are part of tenant improvement work.
FIRE ALARM: Fire sprinkler flow monitoring is included under Building Shell work. Fire alarm work required due to the use, occupancy, or type of tenant improvement construction is part of tenant improvement work.
SECURITY SYSTEMS: Security systems, if required, shall be furnished and installed by Tenant.
TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring shall be furnished and installed by Tenant.
SIGNAGE: If allowed by Landlord, building-mounted and monument signage, including electrical work if applicable, is part of tenant improvement work.
be served from a “house” electrical service installed under Building Shell work. Parking lot and exterior building lighting and power are included as part of Building Shell construction. Building Shell work also includes electrical systems and lighting for the Common Area. Tenant improvement electrical work includes furnishing and installation of utility company meters in the main electrical service, distribution of power from the main building service to the space, and the addition of any sub-panels and transformers and upgrades to the electrical system as further described in the Lease. All electrical wiring and lighting shall be installed as part of the Tenant Improvements. If allowed by Landlord, generators, UPS systems, and wiring for sign lighting are part of tenant improvement work.
FIRE ALARM: Fire sprinkler flow monitoring is included under Building Shell work. Fire alarm work required due to the use, occupancy, or type of tenant improvement construction is part of tenant improvement work.
SECURITY SYSTEMS: Security systems, if required, shall be furnished and installed by Tenant.
TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring shall be furnished and installed by Tenant.
SIGNAGE: If allowed by Landlord, building-mounted and monument signage, including electrical work if applicable, is part of tenant improvement work.

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EXHIBIT D
BUILDING 685, COLUMBIA TECH CENTER
Standard Specifications for Tenant Spaces
AbSci Corp.
September 9, 2020
GENERAL -
The Tenant Improvement Standards included in this Exhibit “D” are intended to describe the type and quality of building components incorporated into the work. Items described as “excluded” or non-standard in this exhibit may be incorporated into the work by mutual agreement between Landlord and Tenant.
EXTERIOR AND BUILDING ENVELOPE –
EXTERIOR SURFACES: Match existing materials and finishes.
ROOF STRUCTURE: Modifications designed by registered engineer.
ROOFING: Roof penetrations sealed by roofing contractor selected or approved by Landlord.
STOREFRONT DOORS AND EXTERIOR WINDOWS: Per Landlord’s building shell documents. Storefront door nominal 3’ x 9’, medium stile, painted aluminum finish, clear insulated glass. Hardware finish as selected by Landlord. Exterior windows US Aluminum, Kawneer or Arcadia, 2”x4 1/2” system, painted aluminum finish, clear, insulated glass with low-e coating, or as otherwise approved by Landlord. Landlord acknowledges and agrees that (subject to Landlord’s approval of specific product used) Tenant may install sliding or folding glass panels or roll-up doors for access to the interior courtyard from the Premises.
UTILITIES: Utility company metering for electrical and gas utilities. Tenant responsible for installing a water submeter to track water usage. A remote reader for the water submeter will be installed in the building s main electrical room by Tenant. Tenant responsible for phone, data, and/or cable TV utilities. Tenant subpanels and transformers located within the Premises.
IMPROVED OFFICE AREAS –
DEMISING WALLS: Demising walls from floor to the underside of roof structure, constructed using metal studs, 5/8 gypsum board each side full height, and full height fiberglass batt insulation shall be installed as part of the Building Shell.
EXTERIOR WALLS: 5/8 smooth finished gypsum board on exterior wall framing or on furred concrete or masonry, installed to finished ceiling height or to 13 feet above floor in office areas open to structure. Insulation installed with “stick-pin” application above finished gypsum board Such work is part of the Building Shell.
INTERIOR PARTITIONS: Per Tenant’s Final Plans.
INTERIOR DOORS: Building Shell includes interior doors in the common areas meeting the following specifications: nominal 3’x8’ solid core with stained walnut finish on African mahogany hardwood veneer, Alpha or Western Integrated Materials brand knock-down aluminum door frames, clear anodized aluminum finish. Door hardware includes 2 pair butt hinges, Schlage “AL” series Saturn lever latch, and wall stop for each door. Hardware finish brushed chrome. Suite entry and interior doors and hardware installed in the Premises may deviate from such specifications at Tenant’s discretion provided they are of similar or better quality to the common area interior doors.
RELITES. 1/4 tempered glass in frame to match door frame. Relites are non-standard items but may be installed by Tenant as part of the Tenant Improvements at Tenant’s discretion.
CABINETS AND MILLWORK: Building Shell includes: Plastic laminate covered countertops on plywood for counter-mounted plumbing fixtures; cabinetry to A.W.L standards with plastic laminate covered tops, fronts, and sides; cabinet interiors constructed of melamine or standard low- pressure laminate on particleboard substrate; cabinet hardware concealed hinges, heavy-duty drawer guides, 4” wire pulls; hardware

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finish brushed chrome. Cabinetry and millwork installed in the Premises may deviate from such specifications provided they are of similar or better quality to those specified above.
CEILINGS: Per Tenant’s Final Plans.
FLOOR COVERING: If broadloom carpet, Mohawk Bigelow Cross Knit or equivalent or better; if carpet tile, Mohawk Bigelow Headstrong or equivalent or better. Sheet vinyl if used is Armstrong Medintech with welded seams, or equivalent or better. Rubber base Flexco or equivalent or better at least 4” continuous flat at carpet; Flexco or equivalent or better at least 4” continuous coved at resilient flooring and at sealed concrete floors. Floors may be left as sealed polished concrete; no carpet, sheet vinyl, or other covering is required. Standard floor finishes exclude quarry or ceramic tiles, wood flooring, raised computer floors, anti-static flooring, and other special floor finishes.
PAINTING AND WALL COVERING: Tenant shall have the right to paint the walls in the Premises with colors of Tenant’s choosing and to finish the walls in the Premises with non-paint finishes of Tenant’s choosing, subject to approval as part of the Tenant Improvements.
WINDOW COVERINGS: Tenant shall have the right to install window coverings on exterior windows, doors and interior glass systems as selected by Tenant, provided that the coverings on exterior windows shall be equivalent or better to Mariak Contract manually operated roller-shades and shall have an appearance from the exterior of the Premises that is uniform and otherwise acceptable to Landlord.
APPLIANCES: Appliances such as refrigerators, garbage disposers, ranges, range hoods, coffee and espresso machines, ice machines, vending machines, and microwave ovens if required, shall be provided and installed by Tenant.
FURNITURE AND ACCESSORIES: Surface mounted toilet accessories include one toilet paper holder and one seat cover dispenser for each water closet, one paper towel dispenser for each toilet room, and grab bars where required by code, all of which shall be provided as part of the Building Shell. One counter mounted soap dispenser included for each toilet room lavatory and shall be provided as part of the Building Shell. Surface mounted fire extinguishers where required by code shall be provided as part of the Building Shell. Furniture, coat hooks, desk partitions, tack boards, white boards, projection screens, lockers, and other miscellaneous accessories may be installed in the Premises by Tenant at Tenant’s discretion without further review or approval by Landlord, provided that the same can be removed without material and lasting damage to the Premises.
PLUMBING: Plumbing included to serve toilet facilities and any drinking fountains required by code in the Common Areas shall be installed as part of the Building Shell. The Tenant Improvements shall include one or more (as determined by Tenant) lunchroom sinks, sinks in the Lab Area, and any drinking fountains required by code in the Premises. Standard plumbing items exclude showers, vending machine, appliance, and equipment connections, and gas, vacuum and air piping, but Tenant may include such items as part of the Tenant Improvements.
FIRE PROTECTION: To be modified as required for tenant improvement layout, which Landlord acknowledges includes laboratory use which may require different fire protection infrastructure than required for office use. Sprinkler heads in ceilings are chrome, semi-recessed type, installed in center of tile locations. Intergen and pre-action fire protection systems are non-standard.
HEATING VENTILATION AND AIR CONDITIONING (“HVAC”): Packaged rooftop gas/electric HVAC units. Cooling approximately 400 square feet per ton. Maximum rooftop unit size 7.5 ton. Rooftop units minimum 25 feet from perimeter of building. Ducted supply and return air distribution for office areas with ceilings. Spiral duct supply with central return in office areas open to structure. Each zone thermostatically controlled. Rooftop units in open-to-structure areas to be installed on spring-isolation curbs. Toilet room exhaust installed per code, ceiling or rooftop mounted at Landlord’s option. Standard HVAC work excludes special production, lab or clean room HVAC, humidity control, and special computer room mechanical work. Any deviation from these standards to meet tenant’s specific needs will be reviewed pursuant to paragraph 2.3 of the lease as part of the review of “Tenant’s Preliminary Plans.”

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ELECTRICAL: Office lighting 2’x2’, LED Lithonia BLT lay-in type or similar or better for office areas with ceilings. For office areas open to structure, pendant mounted linear lighting Finelite series HP-2 or similar or better. Lighting systems and controls installed as required by local energy code. Interior lighting level in office areas shall average at least 35 foot-candles measured 30” above floor. Lighting level in hallways and circulation shall average at least 10 foot-candles measured 30” above floor. Tenant shall have discretion to install desired lighting systems as part of the Tenant Improvements, including, if desired, special architectural lighting such as track lighting, spot lighting, down lights, wall sconces, accent lighting, etc.
Tenant shall have discretion to distribute electrical power throughout the Premises as necessary to accommodate Tenant’s activities in the Premises, consistent with the Tenant’s Final Plans,
Applicable Laws, and the Permitted Use, Such distribution shall be completed as part of the Tenant Improvements.
Electrical equipment and wiring to meet local code requirements. Generators, UPS systems, and power distribution and connections to Tenant’s equipment if required, shall be provided and installed by Tenant.
FIRE ALARM: Installed as part of Building Shell only as required by local code.
SECURITY, TELEPHONE AND COMPUTER SYSTEMS: Tenant shall provide and install security, telephone, data, and computer system equipment and wiring. Tenant’s equipment to be located within the demised space.
COMPLIANCE WITH LAWS: As of the Commencement Date, the Premises shall comply with all Applicable Laws applicable to vacant space and the Common Areas shall comply with all Applicable Laws applicable to such areas.

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EXHIBIT E
Hazardous Substances

Chemical	Quantity	Units
isopropanol	6	gal
ethanol	8	gal
acetonitrile	30	gal
ammonium hydroxide	12	gal
sodium hydroxide 50% w/w solution	6	gal
CIP100	4	gal
propionic acid	1	gal
phosphoric acid	4	gal
acetic acid	1	gal
hydrochloric acid	2	gal
sulfuric acid	0,5	gal
oxygen cylinders, 250cf	4	each
nitrogen cylinders, 250cf	2	each

Additional chemicals:
~180 chemicals in small quantities 1-1000 grams

EXHIBIT F
TENANT’S EXTERIOR SIGNAGE
INTENTIONALLY DELETED

FINISH SCHEDULE
T-1
T-1
T-2
T-2
T-1
COURT YARD
COMMON AREA PLAN
DOOR SCHEDULE

A-3	SPACE FOR: **PACTRUST** CTC 685 COMMON AREA BUILD-OUT - SOUTH	Martin W. Hanson, Architect

EXHIBIT G

ABSCI, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

T-1
T-2
T-1
T-2
T-1
T-1
COURT YARD
CEILING LEGEND
COMMON AREA REFLECTED CEILING PLAN
FUTURE REST ROOM CORE

A-4	REVISION	SPACE FOR: **PACTRUST** CTC 685 COMMON AREA BUILD-OUT - SOUTH	Martin W. Hanson, Architect	PROJECT

EXHIBIT G

ABSCI, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

SOUTH CIRCULATION CROSS SECTION
CIRCULATION - COURTYARD CROSS SECTION / ELEVATION
D
D'
SOUTH CIRCULATION CROSS SECTION

A-6	REVISION	SPACE FOR: PACTRUST CTC 665 COMMON AREA BUILD-OUT - SOUTH COLUMBIA TECH CENTER VANCOUVER, WA	Martin W. Hanson, Architect PORTLAND, OR

EXHIBIT G

ABSCI, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

CIRCULATION - SECTION / ELEVATION
DETAIL GENERAL NOTES
POWDER DRIVEN ANCHORS
STRUCTURAL SUPPORTING CALCS.
GENERAL NOTES
OFFICE TO WAREHOUSE SEP. WALL
RESTROOM WALL SECTION
FLOOR TILE DETAIL
CEILING SEISMIC JOINTS
CEILING BRACING DETAIL
WALL BASE DETAIL
ACC. - MOUNTING HEIGHTS
A-8
PACTRUST
CTC 685 COMMON AREA BUILD-OUT - SOUTH
COLUMBIA TECH CENTER
Martin W. Hanson, Architect
PORTLAND, OR 97224

EXHIBIT G

ABSCI, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

EXHIBIT H
THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

IRREVOCABLE STANDBY LETTER OF CREDIT NO LC__________

DATE:	November 25, 2020

ISSUING BANK:	WESTERN ALLIANCE BANK 55 ALMADEN BOULEVARD, SUITE 100 SAN JOSE, CA 95113

BENEFICIARY:	COLUMBIA TECH CENTER, L.L.C. ATTN: RE COUNSEL — CTC685 ABSCI 15350 S.W. SEQUOIA PARKWAY, SUITE 300 PORTLAND, OR 97224

APPLICANT:	ABSCI CORPORATION 101 E. 6th STREET, SUITE 350 VANCOUVER, WA 98660

AMOUNT:	USD 1,000,000.00

EXPIRATION DATE:	November 25, 2021

LOCATION:	AT OUR COUNTER IN SAN JOSE, CALIFORNIA
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. LC _____     IN YOUR FAVOR (THE “BENEFICIARY”). THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DRAWING DOCUMENTS:
1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S) OR COPIES THERETO BY ELECTRONIC MAIL TO LETTEROFCREDIT-DL@BRIDGEBANK.COM, ATTN: LETTER OF CREDIT DEPARTMENT, IN ACCORDANCE WITH THE PROVISIONS BELOW (AN “EMAIL DRAWING”), IF ANY.
2.    YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.
3.    BENEFICIARY’S DATED AND SIGNED STATEMENT STATING THE FOLLOWING:
“THE UNDERSIGNED IS ENTITLED TO DRAW UPON THIS CREDIT IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN COLUMBIA TECH CENTER, L.L.C. AND ABSCI CORPORATION (AS THE SAME MAY BE MODIFIED, AMENDED OR ASSIGNED).”
PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE ALLOWED.
THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S) (UNLESS BY AN EMAIL DRAWING), IF ANY, MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY, PROVIDED; HOWEVER, THAT THE REMAINING AMOUNT AVAILABLE HEREUNDER SHALL BE REDUCED BY THE AMOUNT OF THE DRAWINGS.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
PRESENTATION OF SUCH DRAWING DOCUMENTS MAY ALSO BE MADE BY ELECTRONIC MAIL TO LETTEROFCREDIT-DL@BRIDGEBANK.COM OR SUCH OTHER ELECTRONIC MAIL ADDRESS IDENTIFIED BY ISSUER IN A WRITTEN NOTICE TO YOU. PROVIDED, HOWEVER, THAT AN EMAIL DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH EMAIL DRAWING BY CONTACTING US AT (408) 556-8397. IF YOU PRESENT AN EMAIL DRAWING UNDER THIS LETTER OF CREDIT, YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS.
IF THE DRAWING DOCUMENTS ARE PRESENTED HEREUNDER BY SIGHT OR BY ELECTRONIC MAIL AS PERMITTED HEREUNDER, AND PROVIDED THAT SUCH DRAWING DOCUMENTS CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OR TO YOUR DESIGNEE, OF THE AMOUNT

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 1 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS ON THE FOURTH BANKING DAY SUBJECT TO THE BANK’S RECEIPT OF THE ORIGINAL DRAWING DOCUMENTS (OTHER THAN AN EMAIL DRAWING). IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU NOTICE WITHIN TWO (2) BANKING DAYS THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NONCONFORMING DEMAND FOR PAYMENT TO THE EXTENT THAT YOU ARE ENTITLED TO DO SO AND WITHIN THE VALIDITY OF THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT BENEFICIARY CERTIFIES IN THE TRANSFER REQUEST AS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF CREDIT TRANSFER INSTRUCTIONS (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO) AND PAYMENT OF OUR TRANSFER COMMISSION IN EFFECT AT THE TIME OF THE TRANSFER. THE AUTHENTICITY OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.
THE DATE THIS LETTER OF CREDIT FULLY AND FINALLY EXPIRES, MAY 1, 2026, IS THE “TERMINAL EXPIRY DATE”, IF IT HAS NOT PREVIOUSLY EXPIRED IN ACCORDANCE WITH THE SUCCEEDING PARAGRAPH. NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER THE TERMINAL EXPIRY DATE WILL BE HONORED.
THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A ONE YEAR PERIOD STARTING FROM THE PRESENT EXPIRATION DATE HEREOF, NOVEMBER 25, 2021 AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH EXPIRATION DATE WE HAVE SENT YOU A WRITTEN NOTICE BY COURIER SERVICE OR OVERNIGHT MAIL THAT WE ELECT NOT TO PERMIT THIS LETTER OF CREDIT TO BE SO EXTENDED BEYOND ITS THEN CURRENT EXPIRATION DATE. NO PRESENTATION MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.
THIS LETTER OF CREDIT MAY ALSO BE CANCELLED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY WESTERN ALLIANCE BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.
DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS OF A BANKING DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: WESTERN ALLIANCE BANK, 55 ALMADEN BLVD., SUITE 100, SAN JOSE, CA 95113, U.S.A. ATTENTION: INTERNATIONAL BANKING - STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE “BANK’S” OFFICE).
AS USED HEREIN, THE TERM “BANKING DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SAN JOSE, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE TERMINAL EXPIRY DATE IS NOT A BANKING DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BANKING DAY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 2 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT INCLUDING WIRE REMITTANCE FEE ARE FOR THE ACCOUNT OF THE APPLICANT.
WE HEREBY AGREE WITH YOU THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED BY WESTERN ALLIANCE BANK.
EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT WILL BE (I) SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98 (INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590) OR ANY SUBSEQUENT REVISIONS THEREOF; AND (II) SUBJECT TO AND IN FULL COMPLIANCE WITH THE THEN EXISTING SANCTIONS REGULATIONS OF THE OFFICE OF FOREIGN ASSETS CONTROL, UNITED STATES DEPARTMENT OF TREASURY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 3 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

WESTERN ALLIANCE BANK
_______________________________________
SENIOR VICE PRESIDENT

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 4 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	____________	REF NO. _________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF ____________________________________ US$ _________________

US DOLLARS___________________________________________________________________

“DRAWN UNDER WESTERN ALLIANCE BANK, SAN JOSE, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:_____________________ DATED: _______________”

TO:	WESTERN ALLIANCE BANK	COLUMBIA TECH CENTER, L.L.C.
	INTERNATIONAL BANKING	(“BENEFICIARY’)
55 ALMADEN BLVD
SUITE 100 SAN JOSE, CA, 95113
U.S.A.

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE	ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2.	REF NO	YOUR REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF:	NAME OF BENEFICIARY
4.	US$	AMOUNT OF DRAWING IN NUMERIC FIGURES
5.	US DOLLARS	AMOUNT OF DRAWING - IN WORDS.
6.	LETTER OF CREDIT NUMBER:	OUR STANDBY LETTER OF CREDIT NUMBER
7.	DATED:	ISSUANCE DATE OF STANDBY LETTER OF CREDIT
NOTE: BENEFICIARY MUST ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD ENDORSE A CHECK.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 5 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

EXHIBIT “B”
LETTER OF CREDIT TRANSFER INSTRUCTIONS
TO:    WESTERN ALLIANCE BANK
55 ALMADEN BLVD
SUITE 100
SAN JOSE, CA 95113
U.S.A.
ATTN:    INTERNATIONAL BANKING
(408) 556-8397
DATE: __________
RE:    WESTERN ALLIANCE BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO _____ LETTER OF CREDIT DATED: ____________
LADIES AND GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:
__________________________________________________________
(NAME OF TRANSFEREE)
__________________________________________________________
(ADDRESS)
__________________________________________________________
(CONTACT NAME)
__________________________________________________________
(TELEPHONE NUMBER)
(“TRANSFEREE”) ALL RIGHTS OF BENEFICIARY UNDER THE ABOVE LETTER OF CREDIT (“LETTER OF CREDIT”) AND TRANSFEREE SHALL HAVE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING WITHOUT LIMITATION SOLE RIGHTS RELATING TO ANY AMENDMENTS THERETO* WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. IN CONNECTION WITH THE FOREGOING, BENEFICIARY HEREBY IRREVOCABLY AGREES AND INSTRUCTS YOU
(A)    THAT BENEFICIARY DOES NOT RETAIN ANY RIGHT TO REFUSE TO ALLOW YOU TO ADVISE TRANSFEREE OF ANY AMENDMENT TO THE LETTER OF CREDIT,
(B)    THAT ALL FUTURE AMENDMENTS TO THE LETTER OF CREDIT ARE TO BE ADVISED DIRECTLY TO TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO BENEFICIARY, AND
(C)    THAT THERE WILL BE NO SUBSTITUTION OF BENEFICIARY’S DRAFT(S) AND/OR OTHER DOCUMENTS FOR THOSE PRESENTED TO YOU BY TRANSFEREE.
WE ENCLOSE HEREWITH THE ORIGINAL LETTER OF CREDIT (AND ALL ORIGINAL AMENDMENTS THERETO DATED ON OR PRIOR TO THE DATE OF THESE TRANSFER INSTRUCTIONS) AND, TOGETHER WITH TRANSFEREE, REQUEST THAT YOU TRANSFER THE LETTER OF CREDIT TO TRANSFEREE BY REISSUING THE LETTER OF CREDIT IN FAVOR OF THE TRANSFEREE WITH PROVISIONS CONSISTENT WITH THE LETTER OF CREDIT. BENEFICIARY AND TRANSFEREE AGREE THAT ANY CHARGES ASSESSED BY YOU IN RELATION TO THIS TRANSFER SHALL BE PAID BY BENEFICIARY, UNLESS OTHERWISE PROVIDED IN THE LETTER OF CREDIT, AND THAT THIS TRANSFER SHALL NOT BE EFFECTIVE UNLESS AND UNTIL YOU RECEIVE SUCH PAYMENT.
WE WARRANT THAT THE TRANSACTION INVOLVED IS NOT IN VIOLATION OF ANY U.S. FOREIGN ASSETS CONTROL REGULATIONS.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 6 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO WESTERN ALLIANCE BANK APPLICATION FOR
STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY APPLICANT

THIS TRANSFER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES , ANY DISPUTES WITH RESPECT TO OR ARISING RELATED THERETO SHALL BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE TO WHICH JURISDICTION THE PARTIES HEREBY SUBMIT.

SIGNATURE AUTHENTICATED
VERY TRULY YOURS,
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(NAME OF BENEFICIARY)

(AUTHORIZED SIGNATURE)	(Name of Beneficiary s Bank)

(Address of Bank)

(City, State, ZIP Code)
ACKNOWLEDGED AND ACCEPTED THIS
(Authorized Name and Title)
_____ DAY OF ________, ___________

(Authorized Signature)

(NAME OF TRANSFEREE)	(Telephone number)

(AUTHORIZED SIGNATURE)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:	Page 7 of 7

CLIENT SIGNATURE/S
WESTERN ALLIANCE BANK. MEMBER FDIC